Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA February 2022 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Statement of Use and Preparation This Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller and Associates (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Certain information set forth in this report contains “forward-looking information”, including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2021, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 15, 2022

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Table of Contents Title Page Statement of Use and Preparation Table of Contents 1 Executive Summary .................................................................................................................... 7 1.1 Property Description ..................................................................................................... 7 1.2 Ownership ..................................................................................................................... 8 1.3 Geology ......................................................................................................................... 9 1.4 Exploration Status ......................................................................................................... 9 1.5 Operations and Development ....................................................................................... 9 1.6 Mineral Resource ........................................................................................................ 10 1.7 Mineral Reserve .......................................................................................................... 10 1.8 Capital Summary ......................................................................................................... 11 1.9 Operating Costs ........................................................................................................... 12 1.10 Economic Evaluation ................................................................................................... 13 1.10.1 Discounted Cash Flow Analysis ...................................................................... 16 1.10.2 Sensitivity Analysis ......................................................................................... 16 1.11 Permitting ................................................................................................................... 17 1.12 Conclusion and Recommendations .............................................................................. 17 2 Introduction ............................................................................................................................. 18 2.1 Registrant and Terms of Reference ............................................................................. 18 2.2 Information Sources .................................................................................................... 18 2.3 Personal Inspections ................................................................................................... 19 3 Property Description ................................................................................................................ 19 3.1 Location ...................................................................................................................... 19 3.2 Titles, Claims or Leases ................................................................................................ 19 3.3 Mineral Rights ............................................................................................................. 20 3.4 Encumbrances ............................................................................................................. 20 3.5 Other Risks .................................................................................................................. 20 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ............................... 20 4.1 Topography, elevation and Vegetation ........................................................................ 20 4.2 Access and Transport .................................................................................................. 21 4.3 Proximity to Population Centers .................................................................................. 21 4.4 Climate and Length of Operating Season ..................................................................... 21 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 4.5 Infrastructure .............................................................................................................. 22 5 History ...................................................................................................................................... 22 5.1 Previous Operation ..................................................................................................... 22 5.2 Previous Exploration ................................................................................................... 22 6 Geological Setting, Mineralization and Deposit ....................................................................... 23 6.1 Regional, Local and Property Geology ......................................................................... 23 6.2 Mineralization ............................................................................................................. 23 6.3 Deposits ...................................................................................................................... 24 7 Exploration ............................................................................................................................... 24 7.1 Nature and Extent of Exploration ................................................................................ 24 7.2 Non-Drilling Procedures and Parameters ..................................................................... 27 7.3 Drilling Procedures ...................................................................................................... 27 7.4 Hydrology .................................................................................................................... 27 7.5 Geotechnical Data ....................................................................................................... 28 8 Sample Preparation Analyses and Security .............................................................................. 28 8.1 Prior to Sending to the Lab .......................................................................................... 28 8.2 Lab Procedures............................................................................................................ 28 9 Data Verification ...................................................................................................................... 29 9.1 Procedures of Qualified Person ................................................................................... 29 9.2 Limitations .................................................................................................................. 29 9.3 Opinion of Qualified Person ........................................................................................ 30 10 Mineral Processing and Metallurgical Testing .......................................................................... 30 10.1 Testing Procedures ...................................................................................................... 30 10.2 Relationship of Tests to the Whole .............................................................................. 31 10.3 Lab Information ........................................................................................................... 31 10.4 Relevant Results .......................................................................................................... 31 11 Mineral Resource Estimates ..................................................................................................... 31 11.1 Assumptions, Parameters and Methodology ............................................................... 31 11.1.1 Statistical Analysis ......................................................................................... 33 11.2 Resources Exclusive of Reserves .................................................................................. 37 11.2.1 Initial Economic Assessment .......................................................................... 38 11.3 Qualified Person’s Estimates ....................................................................................... 39 11.4 Qualified Person’s Opinion .......................................................................................... 40 12 Mineral Reserve Estimates ....................................................................................................... 40 12.1 Assumptions, Parameters and Methodology ............................................................... 40

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 3 12.2 Mineral Reserves ......................................................................................................... 42 12.2.1 Sewell Seam (Map 1) ..................................................................................... 42 12.2.2 Beckley Seam (Map 2) ................................................................................... 42 12.2.3 Pocahontas 3 (P3) Seam (Map 5) ................................................................... 42 12.3 Qualified Person’s Estimates ....................................................................................... 42 12.4 Qualified Person’s Opinion .......................................................................................... 43 13 Mining Methods ....................................................................................................................... 44 13.1 Geotech and Hydrology ............................................................................................... 44 13.2 Production Rates ......................................................................................................... 44 13.3 Mining Related Requirements ..................................................................................... 46 13.3.1 Underground ................................................................................................. 46 13.4 Required Equipment and Personnel ............................................................................ 46 13.4.1 Underground Mines....................................................................................... 46 13.4.1.1 Road Fork 51 ......................................................................................... 46 13.4.1.2 Road Fork 52 ......................................................................................... 46 13.4.1.3 Wyoming 2 ............................................................................................ 47 13.4.1.4 Sewell #1 ............................................................................................... 47 13.4.1.5 Sewell #2 ............................................................................................... 48 13.4.1.6 P3 North ................................................................................................ 49 13.4.1.7 Beckley West Mine ................................................................................ 49 13.4.1.8 Beckley East Mine ................................................................................. 50 14 Processing and Recovery Methods ........................................................................................... 51 14.1 Description or Flowsheet............................................................................................. 51 14.2 Requirements for Energy, Water, Material and Personnel ........................................... 52 15 Infrastructure ........................................................................................................................... 52 16 Market Studies ......................................................................................................................... 55 16.1 Market Description ..................................................................................................... 55 16.2 Price Forecasts ............................................................................................................ 56 16.3 Contract Requirements ............................................................................................... 56 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals ....................................................................................................................... 57 17.1 Results of Studies ........................................................................................................ 57 17.2 Requirements and Plans for Waste Disposal ................................................................ 57 17.3 Permit Requirements and Status ................................................................................. 58 17.4 Local Plans, Negotiations or Agreements ..................................................................... 61 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 4 17.5 Mine Closure Plans ...................................................................................................... 61 17.6 Qualified Person’s Opinion .......................................................................................... 61 18 Capital and Operating Costs ..................................................................................................... 61 18.1 Capital Cost Estimate................................................................................................... 61 18.2 Operating Cost Estimate .............................................................................................. 63 19 Economic Analysis .................................................................................................................... 65 19.1 Economic Evaluation ................................................................................................... 65 19.1.1 Introduction .................................................................................................. 65 19.1.2 Cash Flow Summary....................................................................................... 69 19.1.3 Discounted Cash Flow Analysis ...................................................................... 72 19.1.4 Sensitivity Analysis ......................................................................................... 72 20 Adjacent Properties.................................................................................................................. 73 20.1 Information Used ........................................................................................................ 73 21 Other Relevant Data and Information ...................................................................................... 73 22 Interpretation and Conclusions ................................................................................................ 74 22.1 Conclusion................................................................................................................... 74 22.2 Risk Factors ................................................................................................................. 74 22.2.1 Governing Assumptions ................................................................................. 75 22.2.2 Limitations ..................................................................................................... 75 22.2.3 Methodology ................................................................................................. 75 22.2.4 Development of the Risk Matrix .................................................................... 76 22.2.4.1 Probability Level Table .......................................................................... 77 22.2.4.2 Consequence Level Table ...................................................................... 77 22.2.5 Categorization of Risk Levels and Color Code Convention .............................. 79 22.2.6 Description of the Coal Property .................................................................... 79 22.2.7 Summary of Residual Risk Ratings .................................................................. 80 22.2.8 Risk Factors.................................................................................................... 80 22.2.8.1 Geological and Coal Resource................................................................ 80 22.2.8.2 Environmental ....................................................................................... 81 22.2.8.3 Regulatory Requirements ...................................................................... 82 22.2.8.4 Market and Transportation ................................................................... 82 22.2.8.5 Mining Plan ........................................................................................... 83 22.2.8.5.1 Methane Management ...................................................... 83 22.2.8.5.2 Mine Fires.......................................................................... 84 22.2.8.5.3 Ground Control.................................................................. 84 22.2.8.5.4 Availability of Supplies and Equipment .............................. 85

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 5 22.2.8.5.5 Labor ................................................................................. 85 22.2.8.6 Comprehensive Health and Safety ......................................................... 86 23 Recommendations ................................................................................................................... 87 24 References................................................................................................................................ 87 25 Reliance on Information Provided by Registrant ..................................................................... 87 FIGURES (IN REPORT) Figure 1-1: Alpha’s Kepler Property Location Map ............................................................................... 8 Figure 1-2: Projected Capital Expenditures – Consolidated Kepler Operations .................................. 12 Figure 1-3: Kepler Operating Costs .................................................................................................... 13 Figure 1-4: Sensitivity of NPV ............................................................................................................ 17 Figure 6-1: Kepler Stratigraphic Column ............................................................................................ 24 Figure 7-1: Kepler Cross-Section ........................................................................................................ 26 Figure 11-1: Histogram of the Total Seam Thickness for the Pocahontas No. 3 Seam Present in the Kepler Complex ............................................................................................................. 34 Figure 11-2: Scatter plot of the Total Seam Thickness for the Pocahontas No. 3 Seam Present in the Kepler Complex ............................................................................................................. 34 Figure 11-3: Variogram of the Total Seam Thickness for the Pocahontas No. 3 Seam Present in the Kepler Complex ............................................................................................................. 35 Figure 11-4: Result of DHSA for the Pocahontas No. 3 Seam Present in the Kepler Complex ............. 36 Figure 11-5: Results of Initial Economic Assessment .......................................................................... 39 Figure 15-1: Kepler Surface Facilities ................................................................................................. 53 Figure 15-2: Kepler Preparation Plant ................................................................................................ 54 Figure 15-3: Feats Loadout Facility .................................................................................................... 55 Figure 18-1: Projected Capital Expenditures – Consolidated Kepler Operations................................. 62 Figure 18-2: Kepler Operating Costs .................................................................................................. 64 Figure 19-1: Projection of Sales Tons ................................................................................................. 66 Figure 19-2: Consolidated Annual Revenue ....................................................................................... 67 Figure 19-3: Revenue, Cash Costs, and EBITDA .................................................................................. 68 Figure 19-4: Annual EBITDA ............................................................................................................... 69 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) ............................................................... 71 Figure 19-6: Sensitivity of NPV .......................................................................................................... 73 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2021 .......................................................... 10 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021 ..................... 11 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA .......................................................... 14 Table 1-4: Project Cash Flow Summary (000) ..................................................................................... 14 Table 11-1: General Reserve & Resource Criteria .............................................................................. 32 Table 11-2: Statistical Breakdown ..................................................................................................... 34 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 6 Table 11-3: DHSA Results Summary for Radius from a Central Point ................................................. 36 Table 11-4: Results of Initial Economic Assessment ........................................................................... 38 Table 11-5: Coal Resources Summary as of December 31, 2021 ........................................................ 39 Table 12-1: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021 ................... 43 Table 13-1: Kepler Complex Underground Mine Production Schedule (x 1,000 Saleable Tons) .......... 45 Table 16-1: Quality Specifications...................................................................................................... 55 Table 16-2: Price Forecasts ................................................................................................................ 56 Table 17-1: Kepler Refuse Disposal Summary .................................................................................... 58 Table 17-2: Kepler Mining Permits .................................................................................................... 60 Table 18-1: Summary of Capital Expenditures Schedule by Mine....................................................... 62 Table 18-2: Estimated Coal Production Taxes and Sales Costs ........................................................... 64 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 68 Table 19-2: Project Cash Flow Summary (000) ................................................................................... 70 Table 22-1: Probability Level Table .................................................................................................... 77 Table 22-2: Consequence Level Table ................................................................................................ 78 Table 22-3: Risk Matrix ...................................................................................................................... 79 Table 22-4: Risk Assessment Matrix .................................................................................................. 80 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ....................................... 81 Table 22-6: Environmental (Risks 3 and 4) ......................................................................................... 82 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................... 82 Table 22-8: Market and Transportation (Risk 6)................................................................................. 82 Table 22-9: Market and Transportation (Risk 7)................................................................................. 83 Table 22-10: Methane Management (Risk 8) ..................................................................................... 84 Table 22-11: Mine Fires (Risk 9)......................................................................................................... 84 Table 22-12: Ground Control (Risk 10) ............................................................................................... 85 Table 22-13: Availability of Supplies and Equipment (Risk 11) ........................................................... 85 Table 22-14: Labor – Work Stoppage (Risk 12) .................................................................................. 86 Table 22-15: Labor – Retirement (Risk 13) ......................................................................................... 86 Table 22-16: Health and Safety (Risk 14) ........................................................................................... 86 Table 25-1: Information from Registrant Relied Upon by MM&A ...................................................... 87 Appendices A .................................................................................................................................. Summary Tables B ................................................. Initial Economic Assessment, Kepler Resources Exclusive of Reserves C ................................................................................................................................................... Maps

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1 Executive Summary

1.1 Property Description

Alpha Metallurgical Resources, Inc. (*Alpha*) authorized **Marshall Miller & Associates, Inc. (*MM&A*)** to prepare this Technical Report Summary (*TRS*) of its controlled coal reserves located at the **Kepler Complex (*Kepler*)** in Wyoming County, Raleigh and McDowell counties, West Virginia.

Coal resources and coal reserves are herein reported in imperial units of measurement.

Active surface facilities for the operation are located along the Guyandotte River near the Roadfork #52 mine portals and adjacent to a Norfolk Southern rail line about 1.8 miles west of the town of Pineville, West Virginia, the county seat of Wyoming County, and approximately 25 miles west southwest of Beckley (see *Figure 1-1*). The property is composed of approximately 140,000 total acres of mineral control, of which nearly all are contained within 30 separate leases. The mentioned leases are all subject to Alpha renewing the rights to extend the term of all leases which have various expiration dates, some of which expire in the next several years but are anticipated to be renewed by Alpha.

MARSHALL MILLER & ASSOCIATES, INC. 7

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-1: Alpha's Kepler Property Location Map


Huntington
Charleston
Kanawha
Summersville
Wayne
Lincoln
Nicholas
Boone
77
Fayette
Marfork Plant
Greenbier
Mingo
Logan
64
Wyoming
Raleigh
Beckley
Kepler Property
Kepler Plant
Summers
Monroe
Kentucky
Litwar Plant
McDowell
Mercer
West Virginia
Virginia
Bluefield
77
81
0
20 Miles
Floyd

1.2 Ownership

The Kepler property involves a complex combination of previous ownership. Predecessors of Alpha, namely **Alpha Natural Resources (*Alpha*)** and **Massey Energy (*Massey*)** previously held mining rights on the majority of the property. Additionally, reserves and resources associated with the former Pinnacle Mine (commonly referred to as Mine 50) were acquired by Alpha. The Pinnacle based reserves have undergone multiple ownership changes, with recent controllers including **Mission Coal**, **Cliffs Natural Resources**, **PinnOak Resources** and **US Steel**.

MARSHALL MILLER & ASSOCIATES, INC. 8

MARSHALL MILLER & ASSOCIATES

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1.3 Geology

Operations at the Kepler Mine Complex currently extract coal from the Pocahontas No. 3 seam by underground continuous mining methods. Strata on the property are of the Pennsylvanian-age New River and Pocahontas Formations of the Pottsville Series. Seams with remaining reserve and resource potential include Pocahontas No. 3, 4, and 6 (in the Pocahontas Formation); and the Fire Creek, Beckley and Sewell (in the New River Formation). These seams are all historically utilized as coking coal and due to the high value of these coking coals, all of the seams have been extensively mined in the past. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units. The coal seams reach the highest structural elevations along the southeastern margin of the property, generally dipping toward the northwest. The Pocahontas No. 3 and 4 seams are located below drainage throughout the property. With the exception of the Sewell seam which contains some reserves below drainage, reserves corresponding with the remaining seams are predominately below drainage.

1.4 Exploration Status

The Property has been extensively explored, largely by drilling using continuous coring and rotary drilling methods but also by obtaining coal measurements at mine exposures, and by downhole geophysical methods. The majority of the data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data appeared to be anomalous or not representative, that data was excluded from the digital databases and subsequent processing by MM&A.

Ongoing exploration has been carried out by Alpha since acquiring the Kepler Complex. The Alpha acquired exploration data has been consistent with past drilling activities.

1.5 Operations and Development

As of December 31, 2021, underground mine operations were active at the Roadfork #52 Mine in the Pocahontas No. 3 seam. The mine produce low-volatile metallurgical coal. The Wyoming 2 Mine in the Sewell seam was closed in October 2020.

Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 1.6 million tons in 2031. Underground reserves will be depleted in 2060.

The Kepler Complex also includes the Kepler Preparation Plant in addition to the mines. The plant site includes raw coal storage, clean coal storage, a thermal dryer, a railroad loadout, and refuse disposal area. The plant has a feed rate capacity of 900 raw tons per hour with a typical product quality of 5.96% ash and, 0.80% sulfur and 19.32% volatile matter. Plant utilization averaged 50.78% in 2021.

MARSHALL MILLER & ASSOCIATES, INC. 9

MARSHALL MILLER & ASSOCIATES

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1.6 Mineral Resource

A coal resource estimate, summarized in *Table 1-1* was prepared as of December 31, 2021, for property controlled by Alpha.

Table 1-1: Coal Resources Summary as of December 31, 2021

Mine/Area	Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Inclusive of Reserves					
Sewell #2 West	Sewell	8,030,000	2,928,000	0	10,958,000
Sewell #1 East	Sewell	1,682,000	52,000	0	1,733,000
Proposed Beckley West Mine	Beckley	1,047,000	36,000	0	1,082,000
Proposed Beckley East Mine	Beckley	1,417,000	0	0	1,417,000
Road Fork 52	Pocahontas 3	41,241,000	30,159,000	0	71,401,000
Proposed P3 North	Pocahontas 3	9,330,000	17,842,000	0	27,172,000
Total Inclusive of Reserve		**62,747,000**	**51,016,000**	**0**	**113,763,000**
Exclusive of Reserve					
Wyoming 2	Sewell	3,180,000	254,000	0	3,434,000
Resource Only	Sewell	1,994,000	1,521,000	0	3,514,000
Resource Only	Beckley	386,000	0	0	386,000
Resource Only	Pocahontas 6	0	23,565,000	0	23,565,000
Resource Only	Pocahontas 4	13,276,000	1,474,000	0	14,750,000
Road Fork 52	Pocahontas 3	9,982,000	3,102,000	0	13,084,000
Total Exclusive of Reserve		**28,818,000**	**29,916,000**	**0**	**58,734,000**

Note(1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Totals may not add due to rounding.
See Appendix A for a detailed breakdown.

1.7 Mineral Reserve

The Resource estimate outlined in *Table 1-1* **inclusive** of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (*LOM*) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of January 1, 2022.

Factors that would typically preclude conversion of a coal resource to coal reserve, which include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access; geological encumbrances associated with overlying and underlying strata; seam thinning; structural complication; and insufficient exploration have all been considered. Reserve consideration excludes those portions of the resource area, which exhibit the aforementioned geological and operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

MARSHALL MILLER & ASSOCIATES, INC. 10

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021

		Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
		By Reliability Category			By Control Type				
Mine	Seam	Proven	Probable	Total	Owned	Leased	Ash%	Sulfur%	VM%*
Sewell #2 West	Sewell	3,222,000	1,220,000	4,442,000	3,000	4,438,000	3	0.5	24
Sewell #1 East	Sewell	581,000	3,000	584,000	0	584,000	4	0.7	23
Proposed Beckley West Mine	Beckley	419,000	10,000	429,000	0	429,000	4	1.3	-
Proposed Beckley East Mine	Beckley	488,000	0	488,000	0	488,000	4	1.3	-
Road Fork 52	Pocahontas 3	18,275,000	13,061,000	31,337,000	255,000	31,082,000	6	0.9	19
Proposed P3 North	Pocahontas 3	3,846,000	7,486,000	11,332,000	0	11,332,000	6	0.8	20
Grand Total		**26,830,000**	**21,780,000**	**48,610,000**	**258,000**	**48,352,000**	**5**	**0.8**	**20**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core hole. The combination of surface and inherent moisture is modeled at 6.5-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
**Volatile Matter analysis is not available for the Beckley seam reserve areas. The Beckley reserves are priced as a Mid-Vol. product.*
Totals may not add due to rounding.
See Appendix A for a detailed breakdown.

In summary, Alpha controls a total of 48.61 Mt (moist basis) of marketable coal reserves at Kepler as of December 31, 2021. Of that total, 55 percent are proven, and 45 percent are probable. Of the 48.61 Mt tons, 20.10 Mt are permitted coal reserves and 28.51 Mt are not permitted coal reserves. Of the total, 39.29 is classified as metallurgical and 9.32 is classified as steam. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps at various points during calendar year 2021. Mine depletion tonnages were supplied by Alpha through the end of 2021, and MM&A deducted this historical production from the mapped reserves in order to estimate reserves as of December 31, 2021.

1.8 Capital Summary

Alpha provided MM&A with information related to the number of currently operating production units at Kepler. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Kepler operations is provided in *Figure 1-2* below.

MARSHALL MILLER & ASSOCIATES, INC. 11

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-2: Projected Capital Expenditures – Consolidated Kepler Operations


$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$ Thousands
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059
Year

1.9 Operating Costs

Alpha provided historical costs and budgeted projections of operating costs for its mines that were active in 2019 (Roadfork #51 and Wyoming #2) and 2020 (Roadfork #52) for MM&A's review. MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Company-wide pricing data as provided by Alpha is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long term

MARSHALL MILLER & ASSOCIATES, INC. 12

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

realization of $144 per short ton port pricing, with an average $110.20 per ton netback pricing reflective of the low-volatile product currently sold at Kepler. These estimates are based on long-term pricing published by third-party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their Kepler business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kepler business unit.

A summary of the projected operating costs for the consolidated Kepler operations is provided in *Figure 1-3*.

Figure 1-3: Kepler Operating Costs


$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
Labor
Maintenance and Repairs
DD&A
Other
O&M Supplies
Transport, Prep & Load
Royalty & Wheelage
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060
Year

1.10 Economic Evaluation

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2022.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and

MARSHALL MILLER & ASSOCIATES, INC. 13

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

Table 1-3 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Kepler.

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

-	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
P3 North	11,332	$258,761	$22.83	$393,458	$34.72
Road Fork 52	31,763	$1,159,339	$36.50	$1,464,821	$46.12
Sewell #1	584	$1,619	$2.77	$8,742	$14.98
Sewell #2	4,442	$84,306	$18.98	$134,333	$30.24
Beckley East	488	$5,861	$12.02	$6,737	$13.82
Beckley West	429	$1,612	$3.76	$5,820	$13.58
Consolidated Deep Mines	**49,037**	**$1,511,497**	**$30.82**	**$2,013,911**	**$41.07**

Note: (1) LOM tonnage evaluated in the financial model includes 4th quarter 2021 production (426,390 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021.

As shown in *Table 1-3,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Kepler operations show positive LOM P&L and EBITDA of $1.5 billion and $2.0 billion, respectively.

Alpha's consolidated Kepler cash flow summary in constant dollars, excluding debt service, is shown in *Table 1-4* below.

Table 1-4: Project Cash Flow Summary (000)

	Total	YE 12/31 2021	YE 12/31 2022	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026
Production & Sales tons	49,037	320	1,182	1,143	1,121	1,181	1,147
Total Revenue	$5,403,712	$35,617	$131,576	$127,254	$124,763	$131,416	$127,621
EBITDA	$2,013,911	$16,632	$60,743	$58,208	$56,528	$59,561	$56,456
Net Income	$1,205,212	$11,585	$44,580	$40,050	$38,352	$39,422	$35,276
Net Cash Provided by Operating Activities	$1,707,626	$10,496	$40,065	$47,412	$46,627	$48,712	$47,356
Purchases of Property, Plant, and Equipment	($472,453)	$0	($9,056)	($19,976)	($9,770)	($20,961)	($12,877)
Net Cash Flow	$1,235,173	$10,496	$31,009	$27,436	$36,857	$27,751	$34,480

MARSHALL MILLER & ASSOCIATES, INC. 14

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033
Production & Sales tons	1,504	1,600	1,579	1,619	1,647	1,564	1,509
Total Revenue	$164,022	$174,067	$172,018	$176,113	$178,913	$169,718	$163,676
EBITDA	$62,674	$69,489	$67,363	$70,702	$72,605	$64,833	$59,665
Net Income	$37,739	$39,730	$39,723	$42,411	$44,889	$39,678	$34,886
Net Cash Provided by Operating Activities	$51,220	$57,184	$57,819	$59,536	$60,321	$56,654	$52,205
Purchases of Property, Plant, and Equipment	($12,570)	($24,604)	($3,240)	($19,383)	($12,821)	($17,689)	($17,080)
Net Cash Flow	$38,650	$32,580	$54,579	$40,153	$47,500	$38,965	$35,125
	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040
Production & Sales tons	1,519	1,540	1,525	1,611	1,518	1,487	1,493
Total Revenue	$164,968	$167,004	$165,537	$175,617	$167,981	$165,464	$166,163
EBITDA	$59,521	$61,868	$60,275	$66,860	$64,742	$59,999	$60,277
Net Income	$34,300	$38,080	$33,617	$38,318	$39,035	$36,832	$38,202
Net Cash Provided by Operating Activities	$51,434	$52,819	$51,675	$56,086	$56,362	$53,299	$52,377
Purchases of Property, Plant, and Equipment	($10,784)	($6,935)	($34,195)	($12,988)	($23,709)	($3,240)	($6,240)
Net Cash Flow	$40,650	$45,884	$17,480	$43,098	$32,653	$50,059	$46,137
	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047
Production & Sales tons	1,561	1,587	1,516	1,629	1,481	1,387	1,332
Total Revenue	$173,718	$176,659	$168,743	$181,245	$164,783	$154,341	$148,218
EBITDA	$65,244	$67,852	$60,741	$70,016	$58,587	$51,929	$47,731
Net Income	$37,588	$38,974	$34,278	$41,706	$34,800	$26,313	$23,650
Net Cash Provided by Operating Activities	$54,728	$57,603	$54,453	$58,130	$53,206	$46,623	$43,498
Purchases of Property, Plant, and Equipment	($29,374)	($6,494)	($27,423)	($5,744)	($11,574)	($22,315)	($5,744)
Net Cash Flow	$25,354	$51,109	$27,029	$52,386	$41,632	$24,308	$37,754
	YE 12/31 2048	YE 12/31 2049	YE 12/31 2050	YE 12/31 2051	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054
Production & Sales tons	1,405	1,561	1,440	1,104	657	672	708
Total Revenue	$156,342	$173,766	$159,362	$121,240	$71,427	$72,971	$76,845
EBITDA	$52,601	$63,417	$56,226	$33,709	$14,214	$15,172	$19,151
Net Income	$29,259	$36,829	$33,387	$14,771	$5,267	$8,066	$12,821
Net Cash Provided by Operating Activities	$45,922	$52,564	$50,632	$35,501	$4,839	$10,641	$16,095
Purchases of Property, Plant, and Equipment	($17,424)	($9,091)	($10,678)	($11,495)	$0	($11,839)	$0
Net Cash Flow	$28,498	$43,474	$39,954	$24,006	$4,839	($1,198)	$16,095
	YE 12/31 2055	YE 12/31 2056	YE 12/31 2057	YE 12/31 2058	YE 12/31 2059	YE 12/31 2060	YE 12/31 2061
Production & Sales tons	547	547	567	573	574	380	0
Total Revenue	$60,626	$60,871	$63,113	$63,734	$63,892	$42,308	$0
EBITDA	$19,154	$21,742	$23,847	$24,437	$24,584	$14,758	($117)
Net Income	$13,345	$14,396	$14,467	$15,493	$14,560	$8,948	($233)
Net Cash Provided by Operating Activities	$18,170	$18,250	$20,001	$20,582	$20,567	$18,116	($1,294)
Purchases of Property, Plant, and Equipment	($3,584)	($6,285)	($3,240)	($6,285)	($5,744)	$0	$0
Net Cash Flow	$14,586	$11,965	$16,761	$14,297	$14,823	$18,116	($1,294)
	YE 12/31 2062	YE 12/31 2063	YE 12/31 2064	YE 12/31 2065	YE 12/31 2066	YE 12/31 2067	YE 12/31 2068
Production & Sales tons	0	0	0	0	0	0	0
Total Revenue	$0	$0	$0	$0	$0	$0	$0
EBITDA	($46)	($23)	($12)	($6)	$0	$0	$0
Net Income	($93)	($47)	($24)	($12)	$0	$0	$0
Net Cash Provided by Operating Activities	($431)	($216)	($108)	($108)	$0	$0	$0
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	($431)	($216)	($108)	($108)	$0	$0	$0

(1) LOM tonnage evaluated in the financial model includes 4th quarter 2021 production (426,390 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021.

MARSHALL MILLER & ASSOCIATES, INC. 15

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Consolidated cash flows are driven by annual sales tonnage, which grows from 1.2 million tons in 2022 to a peak of 1.6 million tons in 2031. Between years 2032 and 2051, sales ranges from 1.1 million to 1.6 million tons and between years 2052-2060, sales range from 0.4 million tons to 0.7 million tons. Projected consolidated revenue grows from $131.6 million in 2022 to a peak of $178.9 million in 2031. Revenue totals $5.4 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $60.3 million in 2031 and totals $1.7 billion over the project life. Capital expenditures total $72.6 million during the first five years and $472.5 million over the project's life.

1.10.1 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 14.67% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $267.3 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Kepler reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for purposes of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Kepler assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

1.10.2 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 14.67% discount rate when Base Case sales prices, operating costs, capital costs, and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

MARSHALL MILLER & ASSOCIATES, INC. 16

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 17 Figure 1-4: Sensitivity of NPV As shown, NPV is quite sensitive to change in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 1.11 Permitting Alpha has obtained all mining and discharge permits to operate its active mines and processing, loadout or related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Kepler, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to United States Environmental Protection Agency (EPA) involvement with state programs. 1.12 Conclusion and Recommendations Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kepler Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 18 The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 48.61 Mt of marketable underground coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 2 Introduction 2.1 Registrant and Terms of Reference This report was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. The report provides a statement of coal reserves for Alpha. Exploration results and Resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. 2.2 Information Sources The technical report is based on information provided by Alpha and reviewed by MM&A’s professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A’s professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines. Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2021. For the evaluation, the following tasks were to be completed: > Conduct site visits of the mines and mine infrastructure facilities; > Process the information supporting the estimation of coal resources and reserves into geological models; > Develop life-of-reserve mine (LOM) plans and financial models; > Hold discussions with Alpha company management; and > Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include: - A description of the mines and facilities.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 19 - A description of the evaluation process. - An estimation of coal reserves with compliance elements as stated under the new SEC Guidelines which will become effective for the first fiscal year commencing on or after January 1, 2021. 2.3 Personal Inspections MM&A is very familiar with Kepler, having provided a variety of services in recent years and QP’s involved in this TRS have conducted multiple site visits. 3 Property Description 3.1 Location The Kepler Mine Complex is located in the Central Appalachian Basin in southern West Virginia (see Figure 1-1) approximately 2 miles west of Pineville, the county seat of Wyoming County and 25 miles west southwest of Beckley, which is the county seat of Raleigh County. Surface facilities for the operation are located along the Guyandotte River near the Roadfork #52 portal and adjacent to a Norfolk Southern rail line. Numerous small communities are present throughout the property such as Marianna, Slab Fork, and Wyoming. The nearest major population centers are Charleston, West Virginia (53 miles north), Bristol, Virginia (75 miles south), Roanoke, Virginia (90 miles east), and Morgantown, West Virginia (166 miles north), and Lexington, KY (165 miles west) . The property is located on the following United States Geological Survey (USGS) Quadrangles: Oceana, Matheny, McGraws, Gilbert, Baileysville, Pineville, Mullens, Rhodell, Odd, Iaeger, Davy, Welch, Keystone, Crumpler, and Matoaka. The coordinate system and datum used for the model of the Greenbrier Mine complex and the subsequent maps were produced in the West Virginia State Plane South system, NAD 27. 3.2 Titles, Claims or Leases The property is composed of over 140,000 total acres of mineral control, nearly all of which is leased. Alpha’s control is comprised of over 30 separate leases with varying expiration dates. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. MM&A has not carried out a separate title verification for the coal properties and has not verified leases, deeds, surveys or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Alpha. The TRS assumes the property is developed under responsible and experienced management. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 20 3.3 Mineral Rights Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, through past knowledge of the Property MM&A has no knowledge of past property boundary disputes or other concerns that could impact future mining operations or development potential. Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control generally comprised of smaller tracts, particularly in developed areas. Control of the surface property is necessary to conduct surface mining but is not necessary to conduct underground mining aside from relatively limited areas required for seam access or ventilation infrastructure. Alpha’s executive management team has a history of mining in Central Appalachia and has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations. 3.4 Encumbrances No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances. 3.5 Other Risks There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their legal teams examine the deeds and title control in order to minimize this risk. Historically, property control has not posed any significant challenges related to Kepler’s operations. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, elevation and Vegetation Topography of the area surrounding the Kepler mine complex is typical of the Central Appalachian Plateau’s physiographic province, being rugged and deeply dissected by v-shaped river valleys and flanked by steep-sided upland regions. Slopes in the area are mostly steep to very steep with some gently sloping with relatively narrow ridges. Surface elevations near the mine complex range from approximately 1,200 feet above sea level at streams to approximately 2,200 feet at ridge tops. The

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 21 area is heavily vegetated and has a significant amount of hardwood forests. The property is not situated near any major urban centers. 4.2 Access and Transport There is general access to the Kepler property via a well-developed network of primary, secondary, and unimproved roads. Interstates 64 and 77 converge at Beckley, WV, and are the primary roads in the area connecting to Beckley, Charleston, and Huntington, West Virginia, to the West and Lexington, Virginia, to the East. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal-, state-, and town-maintained. These include State Route 97 running east-west and State Route 16 running north-south from Pineville to Welch and east-west from Pineville to Mullens. These roads typically stay open throughout the year. Within the property, unimproved roads are utilized to access gas drainage wells and surface based deep mine infrastructure. An Alpha- owned loadout area and a Norfolk Southern rail line are located approximately 2 miles west of the town of Pineville and serve as the primary transport means of processed coal. Kepler also has access to the CSX rail line through the Feats loadout located near Holden West Virginia along State Route 119. 4.3 Proximity to Population Centers The Kepler Mine Complex is located near the towns of Pineville and Welch and communities of Marianna, Wyoming, New Richmond and Itmann, primarily in Wyoming County, West Virginia, with small portions falling in Raleigh and McDowell Counties. There are no large population centers within close proximity. The nearest major population centers are Charleston, West Virginia (53 miles north), Bristol, Virginia (75 miles south), Roanoke, Virginia (90 miles east), and Morgantown, West Virginia (166 miles north), and Lexington, KY (165 miles west). As of the 2010 census, Wyoming County had 23,796 residents. 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region is consistent throughout the year, approximately 3 to 5 inches per month, with the most rain falling in spring and the early months of summer. Average yearly precipitation is 45.8 inches. Summer months typically begin in late May and end in early September and range in average temperature from 50 to 83 degrees Fahrenheit. Winters typically begin in mid to late November and run until mid to late March with average temperatures ranging from 23 to 54 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in West Virginia. However, weather events could potentially negatively impact efficiency of surface and preparation plant operations on a very limited basis and lasting less than a few days. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 22 4.5 Infrastructure The Kepler Mine Complex has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Wyoming, Raleigh, McDowell Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc. Alpha’s Kepler preparation plant services consumers with washed coal, which is transported via the adjacent Norfolk Southern rail line at the Kepler loadout or through the Feats loadout on the CSX rail line. Haul roads, primary roads, and conveyor belt systems account for transport from the various active and planned mine sites to the preparation plant. 5 History 5.1 Previous Operation The Kepler property involves a complex combination of previous ownership. Coal mining in the area occurred for nearly a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha) and Massey Energy (Massey) previously held mining rights on the majority of the property. The Alpha based portions of the Kepler property were acquired from the AMCI Group (AMCI) at Alpha’s inception in the mid-2000’s. The Massey based assets were combined with the AMCI and Alpha assets during Alpha’s acquisition of Massey in 2011. Additionally, reserves and resources associated with the former Pinnacle Mine (commonly referred to as Mine 50) were recently acquired by Alpha as a result of the Mission Coal bankruptcy. Mission Coal is the most recent operator of Mine 50 which utilized longwall mining methods in the Pocahontas No. 3 seam to produce low volatile coking coal. The Pinnacle based reserves have undergone multiple ownership changes, with recent controllers including, Cliffs Natural Resources, PinnOak Resources and US Steel. 5.2 Previous Exploration Extensive exploration in the form of subsurface drill efforts has been carried out on the property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the property. Data for correlation and mining conditions are derived from core descriptions and geophysical logging (e-logging). Coal-quality analyses were also employed during the core-exploration process. Development of this report included an assessment of over 2,200 coal measurements, largely comprised of exploration drill holes.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, and currently logs most of the recently drilled holes.

6 Geological Setting, Mineralization and Deposit

6.1 Regional, Local and Property Geology

The property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province.

The coal deposits in the eastern US are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US's bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the *Appalachian Basin*. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance.

Seams and zones of economic significance typically range between 24 and 48 inches in thickness, with relatively little structural deformation. Regional structure is typically characterized by gently dipping strata to the northwest at one to four percent, averaging three percent

Strata on the property are of the Pennsylvanian-age New River and Pocahontas Formations of the Pottsville Series. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units.

Seams mined or with remaining reserve or resource potential include, in stratigraphically ascending order the: Pocahontas 3, 4 and 6 (in the Pocahontas Formation); and the Fire Creek, Beckley and Sewell (in the New River Formation).

6.2 Mineralization

The generalized stratigraphic columnar section in *Figure 6-1* demonstrates the vertical relationship of the principal coal seams and rock formations on the Property.

MARSHALL MILLER & ASSOCIATES, INC. 23

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 6-1: Kepler Stratigraphic Column


System
Fm.
Lithology
Coal / Sandstone /Shale
Lower Pennsylvanian
New River Formation
Pocahontas Formation
Hughes Ferry
Sewell A
Sewell
Welch
Little Raleigh
Beckley
Fire Creek
Pocahontas No.8
Pocahontas No.7
Pocahontas No.6
Pocahontas No.5
Pocahontas No.4
Pocahontas No.3
Pocahontas No.2

(not to scale)

6.3 Deposits

The coal produced at the Kepler complex is mainly a low-volatile, typically under 21-percent volatile matter bituminous coal. Some coal exhibit localized higher volatile zones of approximately 23-percent.

Due to the high value of these low-volatile coking coals, all of the seams have been extensively mined in the past. The coal seams reach the highest structural elevations along the southeastern margin of the property, generally dipping toward the northwest. The seams of interest are all situated both above and below drainage. The Pocahontas No. 3 reserves are located below drainage. Beckley reserves are located above drainage on the eastern portion of the property and are accessible via outcrop. The Sewell reserves, located on the western portion of the property, are located below drainage. The rock formations between the coal seams are characterized by large portions of sandstone with shale units interspersed throughout.

7 Exploration

7.1 Nature and Extent of Exploration

The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha.

MARSHALL MILLER & ASSOCIATES, INC. 24

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Diamond core and rotary drilling are the primary types of exploration on the Property. Diamond core drilling produces rock core samples from the hole. Data for coal bed correlations and strata mining conditions are derived from core descriptions and geophysical logging (e-logging). Geophysical logs are produced from a probe that surveys the drill hole void. Rock stratum types are interpreted from log signatures produced from the probe which commonly include a hole caliper, rock density and gamma readings. Coal-quality analyses were also employed during the core-exploration process. This study included analyzing over 2,200 measurements of coal thickness, largely composed of exploration drilling holes.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, and currently logs most of the recently drilled holes.

The location of the drilling is shown on the maps included in *Appendix C.*

The concentration of exploration varies slightly across the property. Drilling on the property is typically sufficient for delineation of potential surface, highwall miner, and deep mineable benches. Core logging is carried out by professional geologists in cases where roof and floor strata are of particular interest and in cases where greater resolution and geologic detail are needed. However, most drill hole data come from simplified driller's logs, which often lack specific details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods, *definitive* mapping of future mining conditions may not be possible, but projections and assumptions can be made within a *reasonable* degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations.

A typical cross-section is shown in *Figure 7-1.*

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 7-1: Kepler Cross-Section


Sewell
Welch
Beckley
Fire Creek
Pocahontas No. 7
Pocahontas No. 6
Pocahontas No. 5
Pocahontas No. 4
Pocahontas No. 3
Pocahontas No. 2

Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (*GPS*) units. However, some holes appear to have been approximately located using USGS topography maps or other methods which are less accurate. Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) appeared to be inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with apparently minor variances were adjusted or then used by MM&A.

MARSHALL MILLER & ASSOCIATES, INC. 26

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 27 Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of supplied mine maps but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law. MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area and filling any gaps with digital USGS topographic mapping. 7.2 Non-Drilling Procedures and Parameters Some analyses, specifically ultimate ash and sulfur types are not as prevalent as others in the testing done on samples recovered by drilling. To supplement the information database, samples have been provided from train shipments from the Kepler plant. 7.3 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the core holes, the geophysical logs are especially useful in verifying the core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on most of the Property. Data for the rotary drilled holes is mainly derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable. A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, typically supplemented by a more detailed core log completed by a geologist. These drilling logs were provided to MM&A as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of information within the provided database. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of seams. 7.4 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. Kepler has a lengthy history of operation and three currently active mines with no significant hydrologic concerns or material issues experienced in its history. Future mining is projected to occur in areas exhibiting similar hydrogeological conditions as past mining. Based upon the successful history of the operation with regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 28 7.5 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) program that was developed by the National Institute for Occupational Safety and Health (NIOSH). MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify the empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US core drilling sampling technique is for the coal core sample, once recovered from the core barrel, to be described then wrapped in a sealed plastic sleeve and placed into a covered core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at Kepler. This work is typically performed by the supervising driller, geologist or company personnel. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling and analysis of the majority of core samples within the exploration database. However, it is reasonable to assume, given the sophistication level of the previous operators, that these samples were generally collected and processed under industry best-practices. This assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. 8.2 Lab Procedures Coal quality testing has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washabilities on the full seam (with coal and rock parting layers co-mingled) and are mainly useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 29 Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under American Society for Testing and Materials (ASTM) standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database and supplemented the database with its own in-house records which have been maintained for both Alpha and previous operators of the property. The database consists of data records, which include drill hole information for holes that lie within and adjacent to the Property and records for numerous supplemental coal seam thickness measurements. Once the initial integrity of the database was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam thickness measurements and recovery of coal samples. After establishing and/or verifying proper seam correlation, seam data control maps and geological cross-sections were generated and again used to verify seam correlations and data integrity. Once the database was fully vetted, seam thickness, base-of-seam elevation, roof and floor lithology, and overburden maps were independently generated for use in the mine planning process. Coal quality was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and also obtained directly from MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified as being of interest for inclusion in the mine plan, additional samples are taken to help reduce the risk in those specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 30 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kepler Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information which did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide basic statistical analyses of the coal quality datasets, including average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations. Specific to the surface mine reserve areas, exploration quality was supplemented with historical pit sampling. Tabulations were completed based upon annual arithmetic averages on in-pit samples for washed quality. The general consistency in quality suggests confidence in the mines’ ability to continue to produce a comparable metallurgical product. The amount and areal extent of coal sampling for geological data is generally sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area.

10.2 Relationship of Tests to the Whole

The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. As shipped analyses of the coal from Kepler were reviewed to verify that the coal quality and characteristics were as expected. The Kepler Property has a long history of saleable production, under various owners, in the mid-volatile metallurgical and thermal markets, confirming exploration results.

10.3 Lab Information

Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (*FSI*) (ASTM D720).

10.4 Relevant Results

No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or generally are accounted for in the Marketing Study done for this TRS.

11 Mineral Resource Estimates

MM&A independently created a geologic model to define the coal resources at Kepler. Coal resources were estimated as of December 31, 2021.

11.1 Assumptions, Parameters and Methodology

Geological data was imported into Carlson Mining® (formerly SurvCADD®) geological modelling software in the form of Microsoft® Excel files incorporating, drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed, and verified- with a key element being a gridded model of coal seam thickness. Resource tons were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of all drill holes within the projected reserve areas as described in *Section 11.1.1*. The geological evaluation incorporated an

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Alpha Metallurgical Resources, Inc.
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Central Appalachian Coal Basin
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analysis of seam thickness related to depositional environments, adjacent roof and floor lithologies, and structural influences.

After validating coal seam data and establishing correlations, the thickness and elevation for seams of economic interest were used to generate a geologic model. Due to the relative structural simplicity of the deposits and the reasonable continuity of the tabular coal beds, the principal geological interpretation necessary to define the geometry of the coal deposits is the proper modeling of their thickness and elevation. Both coal thickness and quality data are deemed by MM&A to be reasonably sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data.

Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with the Alpha Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Table 11-1: General Reserve & Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• **General Reserve Criteria**		
Reserve Classification	Reserve and Resource	Coal resources as reported are inclusive of coal reserves.
Reliability Categories	Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred)	To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis
Effective Date of Resource Estimate	December 31, 2021	Coal resources were estimated based upon depletion maps with effective dates of September 31, 2021 with a production depletion adjustment though 12/31/21.
Effective Date of Reserve Estimate	December 31, 2021	Coal reserves were estimated based upon depletion maps with effective dates of September 31, 2021 with a production depletion adjustment though 12/31/21.
Seam Density	With raw seam analysis: SG = 1.25+(Raw Ash% / 100 In the absence of laboratory data, estimated by (1) assuming specific gravity of 1.30 for coal and 2.25 for rock parting	
• **Underground-Mineable Criteria**		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	30 inches	Minor Exceptions for localized zones of thinner coal
Minimum Mining Thickness	54 inches	
Minimum Total Coal Thickness	27 inches	Minor Exceptions for localized zones of thinner coal
Minimum In-Seam Wash Recovery	Determined as function of seam thickness	
Wash Recovery Applied to Coal Reserves	Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal	
Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages	2 inches	

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
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United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Item	Parameters	Technical Notes & Exceptions*
Mine Barrier	200-foot distance from abandoned mines and sealed or pillared areas	
Minimum Reserve Tonnage	400 thousand recoverable tons for individual area (logical mining unit)	
Minimum Overburden Depth	100 feet	
Minimum Interval to Rider Coal	Considered on a case-by-case basis, depending on interval lithology, etc.	
Minimum Interval to Overlying or Underlying Reserves	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	
Minimum Interval to Overlying or Underlying Mined Areas	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	
Adjustments Applied to Coal Reserves	6.5 percent moisture increase; 5 percent preparation plant inefficiency	

Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is made based on the pre-feasibility evaluation.

11.1.1 Statistical Analysis

MM&A completed two statistical analyses on drill holes within the reserve boundaries. The first analysis was performed in order to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

A general acceptable thickness variation for measured resources is approximately 20 percent. Thickness variations for indicated resources are assumed to average less than 30 percent, which is also comparable with historical standards.

MM&A extracted drill hole information from within projected reserve areas of the Kepler complex, which included coordinates (northing and easting) and seam thickness. Drill holes included diamond core and rotary holes. Since the Pocahontas No. 3 seam represents the vast majority of the reserve tonnage for the Kepler complex, data for this seam in each mineable area was extracted and processed.

Once the data was extracted, matrices were formed to calculate the distance and percent change in seam thicknesses between each combination of drill holes in the reserve area. Distances were then sorted smallest to largest and the variation in thicknesses was analyzed as a function of distance between drill holes. Ultimately, the average variation in thicknesses between drill holes at ¼-, ¾- and 3-mile intervals were calculated to determine the applicability of common US resource classification systems. The results for the Pocahontas No. 3 seam in each mining area were then compiled to form a summary.

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Statement of Coal Resources and Reserves for the
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Central Appalachian Coal Basin
West Virginia, USA

The total number of drill holes used in this study is 216, generating a total 18,016 data points. *Table 11-2* is a breakdown of the statistics used in the study.

Table 11-2: Statistical Breakdown

Classification:	Measured	Indicated	Inferred
Distance Between Drill holes (miles):	0 – ¼	¼ - ¾	¾ - 3
Number of Data Points:	134	1,356	16,526
Average Thickness Variation:	14%	14%	21%

MM&A also performed a geostatistical analysis of the same data set using the **Drill Hole Spacing Analysis (*DHSA*)** method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources.

To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved through the use of histograms, as seen in *Figure 11-1*, color coded scatter plots showing the geospatial positioning of the borings, *Figure 11-2*, and trend analysis.

Figure 11-1: Histogram of the Total Seam Thickness for the Pocahontas No. 3 Seam Present in the Kepler Complex


Frequency
Thickness (ft)

Figure 11-2: Scatter plot of the Total Seam Thickness for the Pocahontas No. 3 Seam Present in the Kepler Complex


Thickness - Outliers Removed
Y-Position (*10000 ft)
X-Position (*10000 ft)

Following the completion of data processing, a variogram of the data set was created, *Figure 11-3*. The variogram plots average square difference against the separation distance between the data pairs. The

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram in order to represent the data set across a continuous spectrum.

Figure 11-3: Variogram of the Total Seam Thickness for the Pocahontas No. 3 Seam Present in the Kepler Complex


Thickness Variogram
Variogram residuals (ft²)
Lag (*10000 ft)
Empir
Gaus
Expo
Sphe
Mate
Power
Pairs

The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journel and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size.

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

The final step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range.

Figure 11-4 shows the results of the DHSA performed on the Pocahontas No. 3 data for the Kepler Complex. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a central point in order to compare to the historical standards. A summary of the radius data is shown in *Table 11-3*. DHSA prescribes measured, indicated, and inferred drill hole spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively.

Figure 11-4: Result of DHSA for the Pocahontas No. 3 Seam Present in the Kepler Complex


Spherical
Gaussian
Exponential
Relative Error 95% Percentile Range
Drill Hole Sapcing (ft)

Table 11-3: DHSA Results Summary for Radius from a Central Point

Model:	Measured Radial Distance (10% Relative Error) (Miles)	Indicated Radial Distance (20% Relative Error) (Miles)	Inferred Radial Distance (50% Relative Error) (Miles)
Gaussian:	0.33	0.65	1.63
Spherical:	0.38	0.73	1.78
Exponential:	0.39	0.74	1.79

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Central Appalachian Coal Basin
West Virginia, USA

Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Gaussian model recommends using a radius of 0.33 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA falls in line closely with the historical standards. The Gaussian model recommends using a radius 0.65 miles, while the spherical and exponential models recommend radiuses of 0.73 and 0.74 miles, respectively. These values line up closely with the historical radius of 0.75 miles. These results have led the QP's to report the data following the historical classification standards, rather than use the results of the DHSA.

As shown earlier, the thickness variation between holes is less than the historically accepted standards. Based on this analysis, it would be possible to extend the measured, indicated and inferred arcs slightly beyond historically accepted practices due to consistent geological settings. The QP's have again elected not to extend arc distances, introducing a level of conservatism in measured and indicated coal classification.

11.2 Resources Exclusive of Reserves

The Kepler property contains multiple resource blocks which were not deemed to exhibit reserve potential at the time of the study. These resources, formally identified as resources exclusive of reserves, are located in the Sewell, Beckley, and Pocahontas No. 4 and Pocahontas No. 6 coal seams. Reasons which may preclude elevation of resources to reserves include, but are not limited to:

1. Limited availability of quality information to document coal seam market characteristics. All Pocahontas No. 6 resources are hindered by limited quality information. It is of important note that abandoned works in the Pocahontas No. 6 seam and operations by proximal producers in the same seam demonstrate that the Pocahontas No. 6 seam has metallurgical properties.
2. Isolation of resource blocks in which seam access costs are cost prohibitive at the time of the study. The Pocahontas No. 4 resources are isolated and cannot be accessed via active or proposed mines. The resources exhibit insufficient tonnage to offset high capital requirements for seam access.
3. Unfavorable economics at the PFS level, yet economics could become attractive in the future under different market conditions.
4. Exclusion from LOM planning by mining operator due to remaining resource blocks which are relatively small, isolated blocks and not currently attractive from an operational perspective. Two resource blocks in the closed Sewell Wyoming #2 mine are not considered a reserve due to relatively small size and access through a closed mine with unknown conditions.
5. Questionable mining conditions due to historical mine maps of proximal operations appearing to cease suddenly adjacent to resource areas, requiring further evaluation to determine mineability

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Central Appalachian Coal Basin
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at the PFS level. Resources associated with the Sewell Wyomac (Block I) tonnages are located proximal to abandoned works which abruptly stopped. MM&A suspects that the abandoned works encountered seam splitting or geotechnical problems which could also negatively impact remaining resources.

11.2.1 Initial Economic Assessment

MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves. MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access resources. Capital costs associated with mine developed were amortized across the resource's potential saleable tonnages). Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $125 per ton netback FOB loadout (approximately $162 per ton U.S. East Coast basis) for low-volatile markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the sales related expenses should these resources be extracted during higher-than-average market conditions. Pricing used for the primary product was selected by the QP and deemed reasonable based on a review of historical average pricing for the Kepler complex coal products over the past 5 years. Results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in *Appendix B*.

Table 11-4: Results of Initial Economic Assessment

Seam	Resource Block	Direct Cash	Transportation, Washing, Enviro, G&A	Indirect	Non-Cash	Total Cost	Fully Loaded P&L
Sewell	B, C, D	$60.66	$20.87	$12.42	$6.68	$100.64	$24.36
Sewell	F	$70.26	$30.20	$12.42	$11.25	$124.13	$0.87
Beckley	B	$66.92	$26.12	$12.42	$6.00	$111.46	$13.54
P6	A	$51.34	$22.92	$12.42	$7.74	$94.42	$30.58
P6	B, D	$54.96	$22.41	$12.42	$6.67	$96.46	$28.54
P6	F, G	$61.91	$32.11	$12.42	$10.64	$117.09	$7.91
P3	A	$37.63	$12.56	$12.42	$6.37	$68.99	$56.01
P4	A, B	$51.41	$17.56	$12.42	$13.84	$95.23	$29.77

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-5: Results of Initial Economic Assessment


$125/TON SALE PRICE
$125.00
$100.00
$75.00
$50.00
$25.00
$-
Sewell-B, C, D
Sewell-F
Beckley-B
P6-A
P6-B, D
P6-F, G
P3-A
P4-A, B
Direct Cash
Transportation, Washing, Enviro, G&A
Indirect
Non Cash

11.3 Qualified Person's Estimates

Based on the work described and detailed modelling of the areas considering all the parameters defined, a coal resource estimate, summarized in *Table 11-5*, was prepared as of December 31, 2021, for property controlled by Alpha.

Table 11-5: Coal Resources Summary as of December 31, 2021

Mine/Area	Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Inclusive of Reserves					
Sewell #2 West	Sewell	8,030,000	2,928,000	0	10,958,000
Sewell #1 East	Sewell	1,682,000	52,000	0	1,733,000
Proposed Beckley West Mine	Beckley	1,047,000	36,000	0	1,082,000
Proposed Beckley East Mine	Beckley	1,417,000	0	0	1,417,000
Road Fork 52	Pocahontas 3	41,241,000	30,159,000	0	71,401,000
Proposed P3 North	Pocahontas 3	9,330,000	17,842,000	0	27,172,000
Total Inclusive of Reserve		**62,747,000**	**51,016,000**	**0**	**113,763,000**
Exclusive of Reserve					
Wyoming 2	Sewell	3,180,000	254,000	0	3,434,000
Resource Only	Sewell	1,994,000	1,521,000	0	3,514,000
Resource Only	Beckley	386,000	0	0	386,000
Resource Only	Pocahontas 6	0	23,565,000	0	23,565,000
Resource Only	Pocahontas 4	13,276,000	1,474,000	0	14,750,000
Road Fork 52	Pocahontas 3	9,982,000	3,102,000	0	13,084,000
Total Exclusive of Reserve		**28,818,000**	**29,916,000**	**0**	**58,734,000**

Note(1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Totals may not add due to rounding.
See Appendix A for a detailed breakdown.

MARSHALL MILLER & ASSOCIATES, INC. 39

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

11.4 Qualified Person's Opinion

While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to seam thickness, floor and roof conditions, mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of **measured** (0 – ¼ mile), **indicated** (¼ to ¾ mile), and **inferred** (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. As previously mentioned, generally accepted thickness deviation within a quarter mile is less than 20 percent. With an abundance of data points, this deposit has an average of 14 percent thickness variation between drill holes within a quarter mile and is well within acceptable values. The average thickness variation within the indicated classification from this study is 14 percent, similarly, falling below the historical standard of less than 30% variability between data points.

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the Kepler coal resources.

12 Mineral Reserve Estimates

12.1 Assumptions, Parameters and Methodology

Coal Reserves are classified as *proven* or *probable* considering "modifying factors" including mining, metallurgical, economic, marketing, legal, environmental, social and governmental factors.

> **Proven Coal Reserves** are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

> **Probable Coal Reserves** are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for Kepler. The footprint of each reserve area is shown on the maps in *Appendix C.* The mine plan was generated based on 5-year budget mine plans, where provided by Alpha, and supplemented with

MARSHALL MILLER & ASSOCIATES, INC. 40

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 41 additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation. Carlson Mining software was used to generate the LOM plan for Kepler. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice. Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons. Coal reserve tons in this evaluation are reported at a 6.50-percent moisture and represent the saleable product from the Property. Pricing data as provided by Alpha is described in Table 16-2. The pricing data assumes a flat-line mine realization of $144 per short ton port pricing, with an average $110.20 per ton netback pricing, reflective of the low/mid-volatile product currently sold at Kepler. This estimate was provided by Alpha. The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, degas holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure (i.e., faulting), intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. The ¼-mile radius results in an accuracy of plus or minus 19 percent in this evaluation. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. The ¼-mile to ¾-mile radius equated to an accuracy of plus or minus 28 percent in this evaluation. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 42 Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Mineral Reserves Kepler Property reserve were derived from multiple coal seams of Figure 7-1 located on the Property. Reserves are all categorized as underground mineable. Underground reserves were derived from three coal seams: the Sewell seam, Beckley seam, and the Pocahontas 3 (P3) seam. 12.2.1 Sewell Seam (Map 1) Sewell seam reserves are included in two proposed mines, the Sewell #1 mine, and the Sewell #2 mine. The Sewell #1 proposed mine is located south of the Guyandotte River and immediately south and adjacent to the Kepler preparation plant. The reserve block is located adjacent to the refuse impoundment and previously closed mines. Seam thickness is typically 2.5 feet and less than 2.5 feet coal thickness. The Sewell #2 proposed mine is also located south of the Guyandotte River and west of the proposed Sewell #1 mine. The reserve is located along the west side of the closed Marianna #3 Sewell mine. Seam thickness is typically 2.5 to 3.0 feet and greater than 2.5 feet coal thickness. 12.2.2 Beckley Seam (Map 2) The Beckley reserves are included in two proposed mines, the Beckley East, and West mines. The two proposed mines are in the same coal block that is separate by the closed Sugar Run No. 2 mine. Seam thickness is typically 2.5 to 3.0 feet and typically 2.5 feet coal thickness. The northwest reserve boundary is controlled by the 2.5-foot seam thickness cutoff and the southeast reserve limit is controlled by previous mining, low seam thickness and outcrop. 12.2.3 Pocahontas 3 (P3) Seam (Map 5) The P3 reserve includes the active Road Fork 52 reserve block located south of the Guyandotte River, and a contiguous P3 block north of the river that will require separate access. The reserves have been previously mined by the Pinnacle mine and Alpha’s closed Road Fork 51 mine. The P3 is below drainage and is a gassy coal seam. The seam has been degassed though an array of surface, in-seam horizontal de-gas drill holes. Alpha management has a long history of mining the P3 and managing the gas with ventilation. The seam thickness in the Road Fork 52 block is generally 3.5 to 5.0 feet and 2.5 to 3.5 feet in the northern block. 12.3 Qualified Person’s Estimates The coal reserves, as shown in Table 12-1, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, metallurgical, infrastructure and other relevant factors has also been considered.

The results of this TRS define an estimated 48.61 Mt of proven and probable marketable coal reserves. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps at various points during calendar year 2021. Mine depletion tonnages were supplied by Alpha through the end of 2021, and MM&A deducted this historical production from the mapped reserves in order to estimate reserves as of December 31, 2021.

Table 12-1: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021

		Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)							
		By Reliability Category			By Control Type		Quality (Dry Basis)		
Mine	Seam	Proven	Probable	Total	Owned	Leased	Ash%	Sulfur%	VM%*
Sewell #2 West	Sewell	3,222,000	1,220,000	4,442,000	3,000	4,438,000	3	0.5	24
Sewell #1 East	Sewell	581,000	3,000	584,000	0	584,000	4	0.7	23
Proposed Beckley West Mine	Beckley	419,000	10,000	429,000	0	429,000	4	1.3	-
Proposed Beckley East Mine	Beckley	488,000	0	488,000	0	488,000	4	1.3	-
Road Fork 52	Pocahontas 3	18,275,000	13,061,000	31,337,000	255,000	31,082,000	6	0.9	19
Proposed P3 North	Pocahontas 3	3,846,000	7,486,000	11,332,000	0	11,332,000	6	0.8	20
Grand Total		**26,830,000**	**21,780,000**	**48,610,000**	**258,000**	**48,352,000**	**5**	**0.8**	**20**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core hole. The combination of surface and inherent moisture is modeled at 6.5-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
**Volatile Matter analysis is not available for the Beckley seam reserve areas. The Beckley reserves are priced as a Mid-Vol. product.*
Totals may not add due to rounding.
See Appendix A for a detailed breakdown.

12.4 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with the new SEC Guidelines which will become effective for the first fiscal year falling on or after January 1, 2021.

The LOM mining plan for Kepler was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the Kepler coal reserves.

MARSHALL MILLER & ASSOCIATES, INC. 43

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

13 Mining Methods

Eight underground mining areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2065. Individual mines lives range from 2 years to 41 years.

13.1 Geotech and Hydrology

Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the *Analysis of Coal Pillar Stability (ACPS)* program that was developed by the **National Institute for Occupational Safety and Health (*NIOSH*)**. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan.

Hydrology has not been an issue of concern at Kepler. Based on numerous site visits to both the surface and underground portions of the property by the QP's, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas.

13.2 Production Rates

Operations at Kepler by Alpha and its predecessors have been on-going for many years. The Mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is reasonably representative to provide an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS.

Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A's team of geologists and mining engineers.

The Kepler Mining Complex currently operates one underground mine with a total of three (3) operating sections. Three continuous mining units operate in the Pocahontas No. 3 Seam. Road Fork 52 is currently the only active mine and is operating with three continuous mining units. Each Kepler mine is scheduled to operate one or two production sections with the Road Fork 52 mine operating three production sections. All sections are configured with dual continuous miners in a "walk-between" super section operation. In all cases, mines are forecasted to produce coal two shifts each day. Production is scheduled Monday through Friday each week, and every other Saturday.

MARSHALL MILLER & ASSOCIATES, INC. 44

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

As shown in *Table 13-1*, the seven areas planned for underground mines produce coal until 2060. Clean coal production varies directly with coal thickness.

Table 13-1: Kepler Complex Underground Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2021	2022	2023	2024	2025	2026	2027	2028
P3 North	0	0	0	0	0	0	0	0
Road Fork 52	320	1,182	1,143	1,121	1,181	1,147	1,133	1,157
Sewell #1	0	0	0	0	0	0	162	185
Sewell #2	0	0	0	0	0	0	209	259
Beckley East	0	0	0	0	0	0	0	0
Beckley West	0	0	0	0	0	0	0	0
Total	**320**	**1,182**	**1,143**	**1,121**	**1,181**	**1,147**	**1,504**	**1,600**

Mine Name	2029	2030	2031	2032	2033	2034	2035	2036
P3 North	0	0	0	0	0	0	0	0
Road Fork 52	1,171	1,172	1,161	1,087	1,032	1,068	1,053	1,058
Sewell #1	185	52	0	0	0	0	0	0
Sewell #2	223	395	486	476	478	451	487	467
Beckley East	0	0	0	0	0	0	0	0
Beckley West	0	0	0	0	0	0	0	0
Total	**1,579**	**1,619**	**1,647**	**1,564**	**1,509**	**1,519**	**1,540**	**1,525**

Mine Name	2037	2038	2039	2040	2041	2042	2043	2044
P3 North	66	312	411	439	489	503	500	533
Road Fork 52	1,144	1,095	1,076	1,054	1,072	1,084	1,017	1,095
Sewell #1	0	0	0	0	0	0	0	0
Sewell #2	401	111	0	0	0	0	0	0
Beckley East	0	0	0	0	0	0	0	0
Beckley West	0	0	0	0	0	0	0	0
Total	**1,611**	**1,518**	**1,487**	**1,493**	**1,561**	**1,587**	**1,516**	**1,629**

Mine Name	2045	2046	2047	2048	2049	2050	2051	2052
P3 North	532	527	551	501	467	454	460	466
Road Fork 52	949	860	781	904	1,094	888	463	0
Sewell #1	0	0	0	0	0	0	0	0
Sewell #2	0	0	0	0	0	0	0	0
Beckley East	0	0	0	0	0	0	0	41
Beckley West	0	0	0	0	0	98	181	150
Total	**1,481**	**1,387**	**1,332**	**1,405**	**1,561**	**1,440**	**1,104**	**657**

Mine Name	2053	2054	2055	2056	2057	2058	2059	2060
P3 North	465	491	524	547	567	573	574	380
Road Fork 52	0	0	0	0	0	0	0	0
P2	0	0	0	0	0	0	0	0
Sewell #1	0	0	0	0	0	0	0	0
Sewell #2	0	0	0	0	0	0	0	0
Beckley East	207	217	23	0	0	0	0	0
Beckley West	0	0	0	0	0	0	0	0
Total	**672**	**708**	**547**	**547**	**567**	**573**	**574**	**380**

MARSHALL MILLER & ASSOCIATES, INC. 45

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

13.3 Mining Related Requirements

13.3.1 Underground

A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions.

13.4 Required Equipment and Personnel

13.4.1 Underground Mines

13.4.1.1 Road Fork 51

The Road Fork 51 Mine was previously active operating in the Pocahontas No. 3 seam. The reserve block was mined to exhaustion and the mine closed in June 2020. Production was then shifted to the new Road Fork 52 mine.

13.4.1.2 Road Fork 52

Road Fork 52 has started production with a single mining unit in early 2020. Two additional mining units were added during calendar year 2020 from the Road Fork 51 operation. Access to the Pocahontas No. 3 Seam is gained by a newly constructed decline slope that reaches to the west of the historic workings. This mine produces metallurgical coal from leased mineral property.

Production is scheduled for approximately 265 days each year, which represents production on Monday through Friday plus every other Saturday. On each day, two production sections are scheduled to produce coal on two shifts. Productivity is planned at the rate of 240 feet of advance per shift of operation for the production section. A total of 120 employees are assigned to the mine.

Principal production equipment includes two continuous miners, two roof bolters, three shuttle cars, and one scoop for the single section, and two continuous miners, two roof bolters, four shuttle cars and one scoop for the super section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is transported directly to the preparation plant and load-out via conveyor belt.

The mine is existing with sufficient infrastructure and surface facilities to service the operation. The mine is located in the Appalachian Basin, which has an extensive history (>100 years) of coal mining. The workforce is existing and is considered to be stable. There are no plans to recruit new workers to

MARSHALL MILLER & ASSOCIATES, INC. 46

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 47 staff this operation. Estimated mine access and utility capital expenditures are included in the financial model for the mine. Mining permits are in place and capital construction is in place. Estimated expenditures for mine closure and site reclamation are included in the financial model for each mine or plant site. Expected annual production averages approximately 1,100,000 marketable tons at steady state levels. The mine is scheduled to and deplete in 2051. 13.4.1.3 Wyoming 2 The Wyoming 2 Mine operated in the Sewell Seam and production ceased, and the mine closed in October 2020. Sewell seam production will transfer to the Sewell #1 and #2 mines, located south of the Guyandotte River. 13.4.1.4 Sewell #1 The Sewell #1 mine assignment is found in the Sewell Seam near the Kepler Processing Facility refuse impoundment. The site would use an existing drift mine faceup to access the reserve. Rehabilitation to the existing workings near the portal area and the establishment of mine seals will allow the mining activity to bypass the old works and start operations along the old workings. Production would be scheduled to begin in 2027. This mine will produce metallurgical coal from leased mineral property. Production is scheduled for approximately 265 days each year, which represents production on Monday through Friday plus every other Saturday. This will be a single operating section producing during two scheduled production shifts per day. The section is configured with two continuous miners operated on a walk-between schedule. Productivity is planned at the rate of 240 feet of advance per shift of operation. A total of 36 employees are assigned to the mine. Principal production equipment includes two continuous miners, two roof bolters, three shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stacked on the ground to await truck transport to the preparation plant and load-out. The workforce is existing and is considered to be stable. There are no plans to recruit new workers to staff this operation. Estimated mine access and utility capital expenditures are included in the financial model for the mine. Estimated expenditures for mine closure and site reclamation are included in the financial model for each mine or plant site. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 48 Expected annual production averages approximately 185,000 marketable tons at steady state levels. The mine is scheduled to deplete in 2030. 13.4.1.5 Sewell #2 The proposed Sewell #2 Mine is scheduled to begin production in 2027. Access to the Sewell Seam will be by drift entry along the outcrop. The mine will produce metallurgical coal from leased property. Production is scheduled for approximately 265 days each year, which represents production on Monday through Friday plus every other Saturday. On each day, one production section is scheduled to produce coal on two shifts. Production sections are configured as super sections with two continuous miners available for production on each section. Mining will begin with one section and a second unit will be brought on-line after the Sewell #1 mine is completed. Productivity is planned at the rate of 225 feet of advance per shift of operation. A total of 101 employees will be assigned to the mine. Principal production equipment includes two continuous miners, two roof bolters, three shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stacked on the ground. A transportation advantage for the mine will be a vertical shaft to the Pocahontas No. 3 Seam main conveyor belt. The vertical shaft would be configured as a vertical coal transportation facility where coal from the Sewell Seam can be staged on the Road Fork 52 main belt for haulage to the Kepler Processing Facility without requiring truck haulage. Due to the projected starting date for the Mine Sewell #2 Mine, no detailed design of infrastructure or surface facilities has been completed to date. The proposed mine is located in the Appalachian Basin, which has an extensive history (>100 years) of coal mining. The workforce is existing and is considered to be stable. There are no plans to recruit new workers to staff this operation. Estimated mine access and utility capital expenditures are included in the financial model for the mine. Due to the projected start-up date of the Sewell #2 Mine, no permit work has been completed to date. The proposed mine is located in an area with a long history of coal mining, with numerous permitted operations in close proximity. Coal mining permits are routinely obtained. Estimated expenditures for mine closure and site reclamation are included in the financial model for each mine or plant site. Expected annual production averages approximately 480,000 marketable tons at steady state levels. The mine is scheduled to deplete in 2038.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 49 13.4.1.6 P3 North The proposed P3 North Mine is scheduled to begin production in 2037. Mining Units from the Sewell #2 Mine will be used to staff the P3 North mine assignment. Access to the Pocahontas No. 3 seam will be by slope entry to access the coal seam located 300 vertical feet below the surface. This mine will produce metallurgical coal from leased mineral property. Production is scheduled for approximately 265 days each year, which represents production on Monday through Friday plus every other Saturday. On each day, two production sections are scheduled to produce coal on two shifts. Each section is configured as walk-between super sections with two continuous miners available for production on each section. Productivity is planned at the rate of 228 feet of advance per shift of operation. A total of 73 employees are assigned to the mine. Principal production equipment includes two continuous miners, two roof bolters, three shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miner and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stacked on the ground to await truck transport to the preparation plant and load-out. Due to the projected starting date for the P3 North Mine, no detailed design of infrastructure or surface facilities has been completed to date. The proposed mine is located in the Appalachian Basin, which has an extensive history (>100 years) of coal mining. The workforce is existing and is considered to be stable. There are no plans to recruit new workers to staff this operation. Estimated mine access and utility capital expenditures are included in the financial model for the mine. Due to the projected start-up date of the P3 North Mine, no permit work has been completed to date. The proposed mine is located in an area with a long history of coal mining, with numerous permitted operations in close proximity. Coal mining permits are routinely obtained. Estimated expenditures for mine closure and site reclamation are included in the financial model for each mine or plant site. Expected annual production averages approximately 500,000 marketable tons at steady state levels. The mine is scheduled to deplete in 2060. 13.4.1.7 Beckley West Mine The proposed Beckley West Mine is scheduled to begin production in 2050. Access to the Beckley seam will be by drift entry along the outcrop. This mine will produce metallurgical coal from leased mineral property. This mine will utilize one existing production unit from the Road Fork 52 Mine as it completes its assignment. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 50 Production is scheduled for approximately 265 days each year, which represents production on Monday through Friday plus every other Saturday. On each day, one production section is scheduled to produce coal on two shifts. The section is configured as a walk-between super section with two continuous miners available for production. Productivity is planned at the rate of 197 feet of advance (150 feet of retreat) per shift of operation. A total of 36 employees are assigned to the mine. Principal production equipment includes two continuous miners, two roof bolters, three shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stacked on the ground to await truck transport to the preparation plant and load-out. Due to the projected starting date for the Beckley West mine, no detailed design of infrastructure or surface facilities has been completed to date. The proposed mine is located in the Appalachian Basin, which has an extensive history (>100 years) of coal mining. The workforce is existing and is considered to be stable. There are no plans to recruit new workers to staff this operation. Estimated mine access and utility capital expenditures are included in the financial model for the mine. Due to the projected start-up date of the Beckley West mine, no permit work has been completed to date. The proposed mine is located in an area with a long history of coal mining, with numerous permitted operations in close proximity. Coal mining permits are routinely obtained. Estimated expenditures for mine closure and site reclamation are included in the financial model for each mine or plant site. Expected annual production averages approximately 181,000 marketable tons at steady state levels. The mine is scheduled to deplete in 2052. 13.4.1.8 Beckley East Mine The proposed Beckley East Mine is scheduled to begin production in 2052. Access to the Beckley seam will be by drift entry along the outcrop. This mine will produce metallurgical coal from leased mineral property. This mine will utilize one existing production unit from the Beckley West Mine as it completes its assignment. Production is scheduled for approximately 265 days each year, which represents production on Monday through Friday plus every other Saturday. On each day, one production section is scheduled to produce coal on two shifts. The section is configured as a walk-between super section with two continuous miners available for production. Productivity is planned at the rate of 233 feet of advance per shift of operation. A total of 36 employees are assigned to the mine.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 51 Principal production equipment includes two continuous miners, two roof bolters, three shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miner and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stacked on the ground to await truck transport to the preparation plant and load-out. Due to the projected starting date for the Beckley East mine, no detailed design of infrastructure or surface facilities has been completed to date. The proposed mine is located in the Appalachian Basin, which has an extensive history (>100 years) of coal mining. The workforce is existing and is considered to be stable. There are no plans to recruit new workers to staff this operation. Estimated mine access and utility capital expenditures are included in the financial model for the mine. Due to the projected start-up date of the Beckley East mine, no permit work has been completed to date. The proposed mine is located in an area with a long history of coal mining, with numerous permitted operations in close proximity. Coal mining permits are routinely obtained. Estimated expenditures for mine closure and site reclamation are included in the financial model for each mine or plant site. Expected annual production averages approximately 212,000 marketable tons at steady state levels. The mine assignment is scheduled to be depleted in 2055. 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Kepler Division currently includes the Kepler Preparation Plant in addition to the mines. The preparation plant was constructed in 1967 and first processed coal in 1969. The plant site includes raw coal storage, clean coal storage, a railroad loadout, and refuse disposal area. The plant has a feed rate capacity of 900 raw tons per hour. Primary separation equipment includes heavy media vessels, heavy media cyclones, spirals, and flotation cells, supported by the requisite screens, centrifuges, disk filters, sumps, pumps, and distribution systems. The plant produces a product with a typical ash content of 5.96%; typical sulfur content of 0.79%, and a typical volatile matter content of 19.51%. Coarse and fine refuse are disposed in an adjacent coarse and slurry refuse areas. During the 2021 reporting year the Kepler Plant had an average utilization of 50.78%. The washed coal product is shipped to customers through the Kepler loadout located on the Norfolk Southern rail line and at the Feats loadout located on the CSX rail line. The Feats loadout was constructed in 1975 and has a capacity of 3500 tons per hour. Processes and Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 52 equipment are typical of those used in the coal industry and are in use in nearly all plants in the Central Appalachian Basin. 14.2 Requirements for Energy, Water, Material and Personnel Personnel have historically been sourced from the surrounding communities in Wyoming, Raleigh, and McDowell Counties, and have proven to be adequate in numbers to conduct mining operations at Kepler. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from AEP. The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc. 15 Infrastructure Alpha’s Kepler preparation plant services customers with washed coal, which is transported via the Norfolk Southern rail line at the plant’s loadout or on the CSX rail line via the Feats loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves. As an active operation, the necessary support infrastructure for Kepler is in place. As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model. The underground mining resource areas which are located above drainage will require an access road and mine access development along the outcrop. The Road Fork 52 facility is a long-term below- drainage mine and will require ventilation shafts, access portals and dewatering facilities during the life of the assignment. The P3 North mine assignment is found below drainage and will require an access slope, ventilation shafts and dewatering facilities during its lifespan. Typical mine facilities include a mine office, a change house, supply facilities, mine fan and a stacker conveyor if truck haulage is required. One major advantage for the operations is that the majority of the raw coal is transported directed to the preparation plant by conveyors which eliminates truck haulage. A Photo of the existing facilities is shown in Figure 15-1.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 53 Figure 15-1: Kepler Surface Facilities Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 54 Figure 15-2: Kepler Preparation Plant

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 55 Figure 15-3: Feats Loadout Facility 16 Market Studies 16.1 Market Description The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were utilized to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will likely be placed. Quality Specifications for the Kepler products are as shown in Table 16-1. Table 16-1: Quality Specifications Low Volatile Ash (%) 5.96 Sulfur (%) 0.79 Volatile Matter (%) 19.51 Note: All Specs are dry basis except Moisture and Thermal Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 56 The mine production serves the both the low and mid-volatiles metallurgical markets. 16.2 Price Forecasts Company-wide pricing data as provided by Alpha is described in Table 16-2. Note that not all products reflected in Table 16-2 will apply to every business unit. The pricing data assumes a flat-line long term realization of $144 per short ton port pricing, with an average $110.20 per ton netback pricing reflective of the low-volatile product currently sold at Kepler. These estimates are based on long term pricing published by third party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their Kepler business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kepler business unit. Table 16-2: Price Forecasts Coal Quality Market Pricing Per Ton (1) (2) High-Vol. A $138 High- Vol. B $117 Mid-Vol. $144 Low-Vol. $144 Thermal $76 (1) - Market pricing shown on U.S. East Coast basis. (2) - Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services. 16.3 Contract Requirements Some contracts are necessary for successful marketing of the coal. For Kepler, since all mining, preparation and marketing is done in-house, the remaining contracts required are: > Transportation – Alpha contracts with the Norfolk Southern Railroad to transport coal to market > Sales – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long- term contracts are not typically written.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals

17.1 Results of Studies

MM&A completed an environmental review in 2011 for the Massey properties acquired by Alpha, including those operations that were active at Kepler at that time. In addition, MM&A performed a Limited Phase I Environmental Site Assessment (*ESA*) on the Pinnacle property in September 2005 on behalf of **PinnOak Resources, LLC**. Alpha reports not having conducted such a study since the 2005 and 2011 MM&A studies. The environmental review and ESA completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (*RECs*) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A's opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture.

Based on this former ESA completed by MM&A, it is MM&A's opinion that Kepler has a generally typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models.

17.2 Requirements and Plans for Waste Disposal

Based on a recent engineering review, done by Alpha, approximately 55 years of fine refuse disposal capacity and 21 years of coarse refuse disposal capacity at current rates have been identified, a significant portion of which is permitted and active. Securing additional coarse and fines capacity will be critical to execute the business plan as outlined in this TRS. The table below outlines the current estimated capacities and permits of Kepler's fine and coarse impoundments

MARSHALL MILLER & ASSOCIATES, INC. 57

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 17-1: Kepler Refuse Disposal Summary

Refuse Facility	State SMCRA Permit Number	MSHA ID	Refuse Disposal Type	Classified as a Dam	Permit Status	Current Planned Maximum Coarse Life (Approved + Planned)	Current Planned Maximum Fines Life (Approved + Planned)	Est. Coarse/ Combined Refuse Life (Approved/ Permitted)	Est. Fine Refuse Life (Approved/ Permitted
Wallace Cabin Branch Impoundment (Kepler)	E004500	1211-WV4-0704-01	Slurry Impoundment - Downstream and Upstream	Yes	Active	5.0	21.3	5.0	41.5
Big Branch Impoundment (Kepler)	O400603	1211-WV4-0704-03	Slurry Impoundment - Downstream	Yes	Not Started	14.0	0.0	14.0	14.0
Kepler Refuse Dump 2	O402496	1211-WV4-0704-02	Coarse Refuse	No	Active	2.3	0.0	2.3	0.0

17.3 Permit Requirements and Status

All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits generally require that the permittee post a performance bond in an amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is properly restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners and officers, which are subject to bond forfeiture can be denied future permits under the program.[1]

New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits also are required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public advertisement process and comment period, and the public is provided an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school, church, or similar structure unless written consent is first obtained from the owner of the structure. Where required,

[1] Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

MARSHALL MILLER & ASSOCIATES, INC. 58

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits.

Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Kepler, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** involvement with state programs.

The Mining permits currently held by Kepler are shown in *Table 17-2.*

MARSHALL MILLER & ASSOCIATES, INC. 59

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 17-2: Kepler Mining Permits

Permittee	Type	Permit ID	Permit Name	Current Status	Issued Date	Expiration Date	Acres	NPDES No.
Brooks Run South Mining, LLC	Coal Underground	U301512	Marianna Slope Mine	Renewed	7/24/2015	7/24/2025	45.38	WV1026844
Brooks Run South Mining, LLC	Coal Underground	U400498	Still Run Mine No. 7	Inactive	8/20/1998	8/20/2023	10.39	WV1018621
Brooks Run South Mining, LLC	Coal Underground	U401289	Alpine No. 3	Inactive	8/8/1989	8/8/2024	11.51	WV1008706
Road Fork Development Company, LLC	Other	O000684	Preparation Plant	Inactive	2/3/1984	2/3/2024	102.15	WV1006592
Road Fork Development Company, LLC	Other	O004782	Refuse Area No. 2	Renewed	8/24/1982	8/24/2022	50.45	WV1006584
Road Fork Development Company, LLC	Coal Underground	U400105	Guyandotte Slope Mine	Renewed	8/23/2005	8/25/2025	57.41	WV1021273
Road Fork Development Company, LLC	Coal Underground	U400208	Kepler Sewell Mine No. 1	Inactive	8/18/2009	8/18/2024	10.40	WV1021567
Kepler Processing Company, LLC	Coal Underground	E004500	Wallace Cabin Branch Coal Refuse Disposal Facility	Renewed	1/17/1981	7/23/2022	214.17	WV1009877
Kepler Processing Company, LLC	Other - Refuse Disposal	O400603	Big Branch Fine Coal Refuse Di	Renewed	5/26/2004	5/26/2024	138.00	WV1018973
Kepler Processing Company, LLC	Other - Refuse Disposal	O402496	Big Br Coarse Coal Refuse	Renewed	6/2/1997	6/2/2022	59.39	WV1018493
Riverside Energy Company, LLC	Coal Underground	U007584	No. 9 Deep Mine	Inactive	9/7/1984	9/7/2024	220.21	WV0066770
Riverside Energy Company, LLC	Coal Underground	U047100	Westigan Mine No. 6 Seam	Renewed	10/23/1979	12/17/2009	4.02	WV1005596
Riverside Energy Company, LLC	Coal Underground	U400295	Still Run No. 1 Mine	Renewed	3/17/1995	3/17/2010	5.16	WV1016181
Riverside Energy Company, LLC	Coal Underground	U400297	Joe Branch Mine No. 1	Inactive	7/17/1997	7/17/2022	9.42	WV1018523
Riverside Energy Company, LLC	Coal Underground	U400806	Tralee Mine No. 1	Inactive	2/27/2007	2/27/2022	10.97	WV1021401
Riverside Energy Company, LLC	Coal Underground	U401198	Rock Branch Mine No. 1	Inactive	11/19/1998	11/19/2023	11.89	WV1018671
Riverside Energy Company, LLC	Coal Underground	U401207	Horse Creek Mine No. 1	Inactive	12/19/2008	12/19/2023	7.64	WV1021532
Riverside Energy Company, LLC	Coal Underground	U401908	Lower War Eagle Mine	Renewed	10/19/2010	10/19/2025	17.83	WV1023888
Riverside Energy Company, LLC	Coal Underground	U402199	Grave Fork No. 1 Mine	Renewed	9/15/2000	9/15/2025	87.58	WV1018884
Riverside Energy Company, LLC	Coal Underground	U402387	Cherokee Mine	Renewed	12/28/1988	12/28/2018	33.47	WV1018876
Riverside Energy Company, LLC	Coal Underground	U402595	Jims Branch Mine No. 2	Renewed	3/18/1996	3/18/2026	9.81	WV1016385

MARSHALL MILLER & ASSOCIATES, INC. 60

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

17.4 Local Plans, Negotiations or Agreements

MM&A found no indication of agreements beyond the scope of Federal or State Regulations.

17.5 Mine Closure Plans

Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, the majority of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release generally requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above.

Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (*ARO*) can be shown as a Liability on the Balance Sheet.

17.6 Qualified Person's Opinion

The Kepler complex is an operating facility; all necessary permits for current production have been obtained. MM&A knows of no reason that any permits revisions that may be required cannot be obtained.

Estimated expenditures for site closure and reclamation are included in the financial model for this site.

18 Capital and Operating Costs

18.1 Capital Cost Estimate

The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast.

Alpha provided MM&A with information related to the number of currently operating production units at Kepler. MM&A's capital schedules assume that major equipment rebuilds occur over the course of

MARSHALL MILLER & ASSOCIATES, INC. 61

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Kepler operations is provided in *Figure 18-1* below. Total capital by mine is summarized in *Table 18-1*.

Figure 18-1: Projected Capital Expenditures – Consolidated Kepler Operations


$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$ Thousands
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059
Year

Table 18-1: Summary of Capital Expenditures Schedule by Mine

Item	Total	2021	2022	2023	2024	2025	2026	2027
P3 North	**$135,760**	$0	$0	$0	$0	$0	$0	$0
Road Fork 52	**$257,576**	$0	$9,056	$19,976	$9,770	$14,130	$11,839	$0
Sewell #1	**$10,563**	$0	$0	$0	$0	$0	$1,038	$6,285
Sewell #2	**$59,464**	$0	$0	$0	$0	$6,831	$0	$6,285
Wyoming 2	**$0**	$0	$0	$0	$0	$0	$0	$0
Beckley East	**$486**	$0	$0	$0	$0	$0	$0	$0
Beckley West	**$8,605**	$0	$0	$0	$0	$0	$0	$0
Total	**$472,453**	**$0**	**$9,056**	**$19,976**	**$9,770**	**$20,961**	**$12,877**	**$12,570**

MARSHALL MILLER & ASSOCIATES, INC. 62

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Item	2028	2029	2030	2031	2032	2033	2034	2035
P3 North	$0	$0	$0	$0	$0	$0	$0	$0
Road Fork 52	$17,780	$3,240	$7,544	$12,821	$6,194	$17,080	$3,690	$0
Sewell #1	$3,240	$0	$0	$0	$0	$0	$0	$0
Sewell #2	$3,584	$0	$11,839	$0	$11,495	$0	$7,094	$6,935
Wyoming 2	$0	$0	$0	$0	$0	$0	$0	$0
Beckley East	$0	$0	$0	$0	$0	$0	$0	$0
Beckley West	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$24,604**	**$3,240**	**$19,383**	**$12,821**	**$17,689**	**$17,080**	**$10,784**	**$6,935**

Item	2036	2037	2038	2039	2040	2041	2042	2043
P3 North	$13,062	$7,244	$5,585	$3,240	$0	$14,935	$0	$12,539
Road Fork 52	$15,733	$5,744	$18,124	$0	$6,240	$14,440	$6,494	$14,884
Sewell #1	$0	$0	$0	$0	$0	$0	$0	$0
Sewell #2	$5,400	$0	$0	$0	$0	$0	$0	$0
Wyoming 2	$0	$0	$0	$0	$0	$0	$0	$0
Beckley East	$0	$0	$0	$0	$0	$0	$0	$0
Beckley West	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$34,195**	**$12,988**	**$23,709**	**$3,240**	**$6,240**	**$29,374**	**$6,494**	**$27,423**

Item	2044	2045	2046	2047	2048	2049	2050	2051
P3 North	$0	$3,240	$10,370	$5,744	$5,585	$5,744	$0	$11,495
Road Fork 52	$5,744	$8,334	$11,945	$0	$11,839	$0	$4,934	$0
Sewell #1	$0	$0	$0	$0	$0	$0	$0	$0
Sewell #2	$0	$0	$0	$0	$0	$0	$0	$0
Wyoming 2	$0	$0	$0	$0	$0	$0	$0	$0
Beckley East	$0	$0	$0	$0	$0	$486	$0	$0
Beckley West	$0	$0	$0	$0	$0	$2,861	$5,744	$0
Total	**$5,744**	**$11,574**	**$22,315**	**$5,744**	**$17,424**	**$9,091**	**$10,678**	**$11,495**

Item	2052	2053	2054	2055	2056	2057	2058	2059
P3 North	$0	$11,839	$0	$3,584	$6,285	$3,240	$6,285	$5,744
Road Fork 52	$0	$0	$0	$0	$0	$0	$0	$0
Sewell #1	$0	$0	$0	$0	$0	$0	$0	$0
Sewell #2	$0	$0	$0	$0	$0	$0	$0	$0
Wyoming 2	$0	$0	$0	$0	$0	$0	$0	$0
Beckley East	$0	$0	$0	$0	$0	$0	$0	$0
Beckley West	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$0**	**$11,839**	**$0**	**$3,584**	**$6,285**	**$3,240**	**$6,285**	**$5,744**

18.2 Operating Cost Estimate

Alpha provided historical costs and budgeted projections of operating costs for its active mine (Roadfork #52) and recently closed mines (Roadfork #51 and Wyoming #2 for MM&A's review. MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

MARSHALL MILLER & ASSOCIATES, INC. 63

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Statutory sales related costs are summarized in *Table 18-2*.

Table 18-2: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax - Underground	Per Ton	$1.10
Federal Reclamation Fees – Underground	Per Ton	$0.12
West Virginia Reclamation Tax - Underground	Per Ton	$0.279
West Virginia Severance Tax	Percentage of Revenue	1 to 5%
Royalties - Underground	Percentage of Revenue	5.0%

Notes: 1. Federal black lung excise tax is paid only on coal sold domestically.

A summary of the projected operating costs for the consolidated Kepler operations is provided in *Figure 18-2*.

Figure 18-2: Kepler Operating Costs


$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
Labor
Maintenance and Repairs
DD&A
Other
O&M Supplies
Transport, Prep & Load
Royalty & Wheelage
2022
2023
2024
2025
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2027
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MARSHALL MILLER & ASSOCIATES, INC. 64

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

19 Economic Analysis

19.1 Economic Evaluation

19.1.1 Introduction

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2022.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

The operations are projected on a calendar year basis. MM&A's projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resources properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below.

MARSHALL MILLER & ASSOCIATES, INC. 65

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-1: Projection of Sales Tons


Short Tons (000)
1,800
1,600
1,400
1,200
1,000
800
600
400
200
-
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060

Sales revenue is based on the metallurgical coal price information provided to MM&A by Alpha. Only the revenue from Alpha's captive mining operations is included in the financial model used for this TRS.

The P&L projections of the individual mines of Alpha's Kepler operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model in order to determine Enterprise Value of the aggregated entity.

The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections.

Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates are 5.0% of the sales revenue.

The projection model also includes consolidated income tax calculations at Alpha's Kepler Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses are carried over to offset future taxable income from Alpha mines. The terms "cash flows" and "project cash flows" used in this report refer to after-tax cash flows.

MARSHALL MILLER & ASSOCIATES, INC. 66

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Alpha's projected consolidated annual revenue for the Kepler operations is shown in the chart below:

Figure 19-2: Consolidated Annual Revenue


$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$ Thousands
Year

Projected consolidated revenue, cash costs, and EBITDA for the Kepler operations are expressed in dollars per ton in the graph below.

MARSHALL MILLER & ASSOCIATES, INC. 67

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-3: Revenue, Cash Costs, and EBITDA


$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$ per Ton
Revenue
Cash Costs
EBITDA

The above chart shows an assumed revenue of $110 per ton, cash costs of $59 to $87 per ton and EBITDA of $22 to $51 per ton. Positive EBITDA per ton averages $41.07 per ton over the life of the operations.

Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Kepler.

Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
P3 North	11,332	$258,761	$22.83	$393,458	$34.72
Road Fork 52	31,763	$1,159,339	$36.50	$1,464,821	$46.12
Sewell #1	584	$1,619	$2.77	$8,742	$14.98
Sewell #2	4,442	$84,306	$18.98	$134,333	$30.24
Beckley East	488	$5,861	$12.02	$6,737	$13.82
Beckley West	429	$1,612	$3.76	$5,820	$13.58
Consolidated Deep Mines	**49,037**	**$1,511,497**	**$30.82**	**$2,013,911**	**$41.07**

Note: (1) LOM tonnage evaluated in the financial model includes 4th quarter 2021 production (426,390 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021.

MARSHALL MILLER & ASSOCIATES, INC. 68

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

As shown in *Table 19-1,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Kepler operations show positive LOM P&L and EBITDA of $1.5 billion and $2.0 billion, respectively.

A breakdown of projected EBITDA for the consolidated Kepler operations is shown in the chart below:

Figure 19-4: Annual EBITDA


EBITDA $ MM
Year
$80
$70
$60
$50
$40
$30
$20
$10
$-

19.1.2 Cash Flow Summary

Alpha's consolidated Kepler cash flow summary in constant dollars, excluding debt service, is shown in *Table 19-2* below.

Marshall Miller & Associates, Inc. 69

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 19-2: Project Cash Flow Summary (000)

	Total	YE 12/31 2021	YE 12/31 2022	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026
Production & Sales tons	49,037	320	1,182	1,143	1,121	1,181	1,147
Total Revenue	$5,403,712	$35,617	$131,576	$127,254	$124,763	$131,416	$127,621
EBITDA	$2,013,911	$16,632	$60,743	$58,208	$56,528	$59,561	$56,456
Net Income	$1,205,212	$11,585	$44,580	$40,050	$38,352	$39,422	$35,276
Net Cash Provided by Operating Activities	$1,707,626	$10,496	$40,065	$47,412	$46,627	$48,712	$47,356
Purchases of Property, Plant, and Equipment	($472,453)	$0	($9,056)	($19,976)	($9,770)	($20,961)	($12,877)
Net Cash Flow	$1,235,173	$10,496	$31,009	$27,436	$36,857	$27,751	$34,480

	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033
Production & Sales tons	1,504	1,600	1,579	1,619	1,647	1,564	1,509
Total Revenue	$164,022	$174,067	$172,018	$176,113	$178,913	$169,718	$163,676
EBITDA	$62,674	$69,489	$67,363	$70,702	$72,605	$64,833	$59,665
Net Income	$37,739	$39,730	$39,723	$42,411	$44,889	$39,678	$34,886
Net Cash Provided by Operating Activities	$51,220	$57,184	$57,819	$59,536	$60,321	$56,654	$52,205
Purchases of Property, Plant, and Equipment	($12,570)	($24,604)	($3,240)	($19,383)	($12,821)	($17,689)	($17,080)
Net Cash Flow	$38,650	$32,580	$54,579	$40,153	$47,500	$38,965	$35,125

	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040
Production & Sales tons	1,519	1,540	1,525	1,611	1,518	1,487	1,493
Total Revenue	$164,968	$167,004	$165,537	$175,617	$167,981	$165,464	$166,163
EBITDA	$59,521	$61,868	$60,275	$66,860	$64,742	$59,999	$60,277
Net Income	$34,300	$38,080	$33,617	$38,318	$39,035	$36,832	$38,202
Net Cash Provided by Operating Activities	$51,434	$52,819	$51,675	$56,086	$56,362	$53,299	$52,377
Purchases of Property, Plant, and Equipment	($10,784)	($6,935)	($34,195)	($12,988)	($23,709)	($3,240)	($6,240)
Net Cash Flow	$40,650	$45,884	$17,480	$43,098	$32,653	$50,059	$46,137

	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047
Production & Sales tons	1,561	1,587	1,516	1,629	1,481	1,387	1,332
Total Revenue	$173,718	$176,659	$168,743	$181,245	$164,783	$154,341	$148,218
EBITDA	$65,244	$67,852	$60,741	$70,016	$58,587	$51,929	$47,731
Net Income	$37,588	$38,974	$34,278	$41,706	$34,800	$26,313	$23,650
Net Cash Provided by Operating Activities	$54,728	$57,603	$54,453	$58,130	$53,206	$46,623	$43,498
Purchases of Property, Plant, and Equipment	($29,374)	($6,494)	($27,423)	($5,744)	($11,574)	($22,315)	($5,744)
Net Cash Flow	$25,354	$51,109	$27,029	$52,386	$41,632	$24,308	$37,754

	YE 12/31 2048	YE 12/31 2049	YE 12/31 2050	YE 12/31 2051	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054
Production & Sales tons	1,405	1,561	1,440	1,104	657	672	708
Total Revenue	$156,342	$173,766	$159,362	$121,240	$71,427	$72,971	$76,845
EBITDA	$52,601	$63,417	$56,226	$33,709	$14,214	$15,172	$19,151
Net Income	$29,259	$36,829	$33,387	$14,771	$5,267	$8,066	$12,821
Net Cash Provided by Operating Activities	$45,922	$52,564	$50,632	$35,501	$4,839	$10,641	$16,095
Purchases of Property, Plant, and Equipment	($17,424)	($9,091)	($10,678)	($11,495)	$0	($11,839)	$0
Net Cash Flow	$28,498	$43,474	$39,954	$24,006	$4,839	($1,198)	$16,095

	YE 12/31 2055	YE 12/31 2056	YE 12/31 2057	YE 12/31 2058	YE 12/31 2059	YE 12/31 2060	YE 12/31 2061
Production & Sales tons	547	547	567	573	574	380	0
Total Revenue	$60,626	$60,871	$63,113	$63,734	$63,892	$42,308	$0
EBITDA	$19,154	$21,742	$23,847	$24,437	$24,584	$14,758	($117)
Net Income	$13,345	$14,396	$14,467	$15,493	$14,560	$8,948	($233)
Net Cash Provided by Operating Activities	$18,170	$18,250	$20,001	$20,582	$20,567	$18,116	($1,294)
Purchases of Property, Plant, and Equipment	($3,584)	($6,285)	($3,240)	($6,285)	($5,744)	$0	$0
Net Cash Flow	$14,586	$11,965	$16,761	$14,297	$14,823	$18,116	($1,294)

Marshall Miller & Associates, Inc. 70

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2062	YE 12/31 2063	YE 12/31 2064	YE 12/31 2065	YE 12/31 2066	YE 12/31 2067	YE 12/31 2068
Production & Sales tons	0	0	0	0	0	0	0
Total Revenue	$0	$0	$0	$0	$0	$0	$0
EBITDA	($46)	($23)	($12)	($6)	$0	$0	$0
Net Income	($93)	($47)	($24)	($12)	$0	$0	$0
Net Cash Provided by Operating Activities	($431)	($216)	($108)	($108)	$0	$0	$0
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	($431)	($216)	($108)	($108)	$0	$0	$0

Note: (1) LOM tonnage evaluated in the financial model includes 4th quarter 2021 production (426,390 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021.

Consolidated cash flows are driven by annual sales tonnage, which grows from 1.2 million tons in 2022 to a peak of 1.6 million tons in 2031. Between years 2032 and 2051, sales ranges from 1.1 million to 1.6 million tons and between years 2052-2060, sales range from 0.4 million tons to 0.7 million tons. Projected consolidated revenue grows from $131.6 million in 2022 to a peak of $178.9 million in 2031. Revenue totals $5.4 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $60.3 million in 2031 and totals $1.7 billion over the project life. Capital expenditures total $72.6 million during the first five years and $472.5 million over the project's life.

Consolidated Kepler net cash flow after tax, but before debt service, is shown by year in the chart below:

Figure 19-5: Net Cash Flow after Tax (Before Debt Service)


$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
$ Thousands
Year

MARSHALL MILLER & ASSOCIATES, INC. 71

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

LOM Net cash flow is positive for this project. The cash flows after year 2060 are generally related to end of mine reclamation expenditures, which are accrued over the life of the mines.

19.1.3 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 14.67% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $267.3 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Kepler reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for purposes of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Kepler assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

19.1.4 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 14.67% discount rate when Base Case sales prices, operating costs, capital costs, and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

MARSHALL MILLER & ASSOCIATES, INC. 72

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-6: Sensitivity of NPV


$1,300,000
$1,200,000
$1,100,000
$1,000,000
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$500,000
$400,000
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$100,000
$-
$ Thousands
-15%
-10%
-5%
0%
5%
10%
15%
Increments
Sales Price Sensitivity
OPEX Sensitivity
CAPEX Sensitivity
Discount Rate Sensitivity

As shown, NPV is quite sensitive to change in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates.

20 Adjacent Properties

20.1 Information Used

No Proprietary information associated with neighboring properties was used as part of this study.

21 Other Relevant Data and Information

MM&A performed a previous audit of all Kepler Property in year 2021 for reserves effective as of December 31, 2020, based on **U.S. Securities and Exchange Commission (*SEC*)** Industry Guide 7 standards. MM&A utilized this former audit study as the basis of an updated study which meets those standards set forth by the SEC for 2021 reserve compliance.

MARSHALL MILLER & ASSOCIATES, INC. 73

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

22 Interpretation and Conclusions

22.1 Conclusion

Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kepler Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS.

The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein.

This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 48.61 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

22.2 Risk Factors

Risks have been identified for operational, technical and administrative subjects addressed in the Pre-Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is directly related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk.

The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and

MARSHALL MILLER & ASSOCIATES, INC. 74

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 75 greatest consequence. The products, which define the Risk Level, are classified from very low to very high. Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 13. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reasonably reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are generally accepted quantities for the coal mining industry. 22.2.2 Limitations The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report. 22.2.3 Methodology The numerical quantities (i.e., risk levels) attributable to either “initial” or “residual” risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 76 R = P x C Where: R = Risk Level P = Probability of Occurrence C = Consequence of Occurrence The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high. Risk Level Table Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Very high initial risks are considered to be unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level. As shown and discussed above, after taking into account the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation. 22.2.4 Development of the Risk Matrix Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

22.2.4.1 Probability Level Table

Table 22-1: Probability Level Table

Category	Probability Level (P)		
1	Remote	Not likely to occur except in exceptional circumstances.	<10%
2	Unlikely	Not likely to occur; small in degree.	10 - 30%
3	Possible	Capable of occurring.	30 - 60%
4	Likely	High chance of occurring in most circumstances.	60 - 90%
5	Almost Certain	Event is expected under most circumstances; impossible to avoid.	>90%

The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur.

22.2.4.2 Consequence Level Table

Table 22-2 lists the consequence levels.

MARSHALL MILLER & ASSOCIATES, INC. 77

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-2: Consequence Level Table

Correlation of Events in Key Elements of the Project Program to Event Severity Category							
Category	Severity of the Event	Financial Impact of the Event	Unplanned Loss of Production (Impact on Commercial Operations)	Events Impacting on the Environment	Events Affecting the Program's Social and Community Relations	Resultant Regulatory / Sovereign Risk	Events Affecting Occupational Health & Safety
1	**Insignificant**	< USD $0.5 million	≤ 12 hours	Insignificant loss of habitat; no irreversible effects on water, soil and the environment.	Occasional nuisance impact on travel.		Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training).
2	**Minor**	USD $0.5 million to $2.0 million	≤ 1 day	No significant change to species populations; short-term reversible perturbation to ecosystem function.	Persistent nuisance impact on travel. Transient adverse media coverage.		**First aid – lost time.** Event recurrence avoided by corrective action thought established procedures.
3	**Moderate**	USD $2.0 million to $10.0 million	≤ 1 week	Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function.	Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage.	Uncertainty securing or retaining essential approval / license. Change to regulations (tax; bonds; standards).	**Medical Treatment –** permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures.
4	**Major**	USD $10.0 million to $50.0 million	1 to 2 weeks	Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function.	Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition.	Suspension / long-delay in securing essential approval / license. Change to laws (tax; bonds; standards).	**Fatality.** Avoiding event recurrence requires modification to established corrective action procedures and staff retraining.
5	**Critical**	>USD $50.0 million	>1 month	Species extinction; irreversible damage to ecosystem function.	Loss of social license.	Withdraw / failure to secure essential approval / license.	**Multiple fatalities.** Avoiding event recurrence requires major overhaul of policies and procedures.

MARSHALL MILLER & ASSOCIATES, INC. 78

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 79 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence parameters include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than one week and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest possible risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are considered to be unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The Kepler Mine Complex (Kepler) is located in located in Wyoming, Raleigh and McDowell Counties, West Virginia – is an active operation with one underground mine. The active underground operation within the Kepler Mine Complex (Road Fork #52) utilizes continuous mining production sections. The method provides continuity, preserving skilled work groups and enabling effective utilization of Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 80 production equipment. The active and projected mines are located above and below drainage and as such are accessed via a combination of drifts, box cuts, shafts and slopes. 22.2.7 Summary of Residual Risk Ratings Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Alpha risk profile. The average risk level is 6.6, which is defined as Moderate. Table 22-4: Risk Assessment Matrix C o n se q u en ce Critical >$50 MM Major $10-50MM 9 6 Moderate $2-10 MM 1, 12 2, 4, 8, 14 3 Minor $0.5-$2 MM 13 5, 7, 10 Low <$0.5 MM 11 <10% 10-30% 30-60% 60-90% >90% Remote Unlikely Possible Likely Almost Certain 22.2.8 Risk Factors A high-level approach is utilized to characterize risk factors that are generally similar across a number of the active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually. 22.2.8.1 Geological and Coal Resource Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets. Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of development of mines to offset expected or encountered adverse conditions, thereby maintaining

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency.

The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area.

Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Recoverable coal tons recognized to be significantly less than previously estimated.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations.	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons.	1	4	4	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level.	1	3	3
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	2	5	10	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	2	3	6

22.2.8.2 Environmental

Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

MARSHALL MILLER & ASSOCIATES, INC. 81

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mines.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	2	4	8	Establish and maintain close and constructive working relationships with regulatory agencies, local communities and community action groups.	2	3	6

22.2.8.3 Regulatory Requirements

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops when possible to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.8.4 Market and Transportation

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically the metallurgical markets have been cyclical and highly volatile.

Table 22-8: Market and Transportation (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

MARSHALL MILLER & ASSOCIATES, INC. 82

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Occasional delay or interruption of rail, river and terminals service may be expected. The operator can possibly minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships.

Table 22-9: Market and Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	4	3	12	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	4	2	8

22.2.8.5 Mining Plan

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that greatly reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological and geotechnical conditions lead to modification of mine plans and procedures to enable safe work within the mine environments.

Highlighted below are selected examples of safety and external factors relevant to Alpha's operations.

22.2.8.5.1 Methane Management

Coalbed methane is present in coal operations below drainage. Often the methane concentration in shallow coal seams is at such low levels that it can be readily managed with frequent testing and monitoring, vigilance and routine mine ventilation. Very high methane concentrations may be present at greater depths. High methane concentrations may require degasification of the coal seam to assure safe mining. Methane is not expected to be present in above drainage mines of the Kepler property.

MARSHALL MILLER & ASSOCIATES, INC. 83

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed.	2	3	6

22.2.8.5.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment and rapid extinguishment.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Mine fire at underground operation or plant stockpile fire.	Injury or loss of life; potential loss of mine equipment temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment and extinguishment of spontaneous combustion locations.	1	4	4

22.2.8.5.3 Ground Control

Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the

MARSHALL MILLER & ASSOCIATES, INC. 84

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability.

Table 22-12: Ground Control (Risk 10)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Ground control issues cause roof failures, rib rolls, floor heave, etc.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration-based information; conservative pillar design.	4	3	12	Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions.	4	2	8

22.2.8.5.4 Availability of Supplies and Equipment

The industry has periodically experienced difficulty receiving timely delivery of mine supplies and equipment. Availability issues often accompanied boom periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

Table 22-13: Availability of Supplies and Equipment (Risk 11)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitory external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

22.2.8.5.5 Labor

Work stoppage due to labor protests are considered to be unlikely and accompanied by limited impact should it occur. Excellent employee relations and communications limit the exposure to outside protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning and training and training and mentorship of new employees.

MARSHALL MILLER & ASSOCIATES, INC. 85

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-14: Labor – Work Stoppage (Risk 12)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Work stoppage due to slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications.	2	3	6	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	1	3	3

Table 22-15: Labor – Retirement (Risk 13)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

22.2.8.6 Comprehensive Health and Safety

While largely incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators.

Table 22-16: Health and Safety (Risk 14)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Failure to attain operations safety standards and associated occurrence of accidents	Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures and fines; reputation loss	Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews	2	5	10	Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained.	2	3	6

MARSHALL MILLER & ASSOCIATES, INC. 86

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

23 Recommendations

Alpha is continuing to work both internally and with outside assistance to continue to further define their Resource Base and to Optimize the LOM Plan.

24 References

Publicly available information from various State and Federal agencies was used where relevant.

JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatistics, The Blackburn Press Caldwell, New Jersey.

25 Reliance on Information Provided by Registrant

For the purpose of this TRS, MM&A utilized the Geological and Coal Quality data provided by Alpha. This information was subjected to verification of its integrity and completeness.

Historical productivity and operating costs were also supplied by Alpha. This information was combined with the experience and knowledge of the QP's to forecast the LOM plan.

Alpha supplied a long-term price forecast based on published benchmark pricing. This benchmark pricing was adjusted by Alpha to reflect the effects of quality and transportation borne after FOB plant costs were calculated.

A summary of the information provided by Alpha relied upon by MM&A for the purposes of this TRS is provided in *Table 25-1*.

Table 25-1: Information from Registrant Relied Upon by MM&A

Category	Information Provided by Alpha	Report Section
Legal	Mineral control and surface control rights as shown on maps	3.2, 3.3
Geological	Geologic data including digital databases and original source data including geologist logs, driller's logs, geophysical logs	9.1
Coal Quality	Database of coal quality information supplemented with original source laboratory sheets where available	10.1
Mining	Historical productivities and manpower from operating and future Alpha mines	13.2, 13.4
Coal Preparation	Flow sheet and other information representing current and future methods of coal processing	14.1
Marketing	Long-term price forecast used in financial projections	16.2

MARSHALL MILLER & ASSOCIATES, INC. 87

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kepler Complex in Accordance with
United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Category	Information Provided by Alpha	Report Section
Waste Disposal	Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal	17.2
Environmental	Permit and bonding information	17.3
Costs	Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling	18.2

MARSHALL MILLER & ASSOCIATES, INC. 88

APPENDIX

A

SUMMARY TABLES

Alpha Metallurgical Resources

2021 SEC Filing - Kepler Properties

Summary of Coal Resource (Short Tons) • Effective December 31, 2021

Appendix A Table 1

Mine/Area	Seam	Coal Resource (Dry Tonnes, In Situ)									Quality (Dry Basis)		
		By Reliability Category					By Control Type		By Permit Status				
		Measured	Indicated	Total	Inferred	Grand Total	Owned	Leased	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Sewell #2 West	Sewell	0	0	0	0	0	0	0	0	0	-	-	-
Sewell #1 East	Sewell	0	0	0	0	0	0	0	0	0	-	-	-
Proposed Beckley West Mine	Beckley	0	0	0	0	0	0	0	0	0	-	-	-
Proposed Beckley East Mine	Beckley	0	0	0	0	0	0	0	0	0	-	-	-
Proposed P3 North	Pocahontas 3	0	0	0	0	0	0	0	0	0	-	-	-
Wyoming 2	Sewell	3,180,000	254,000	3,434,000	0	3,434,000	0	3,434,000	2,505,000	929,000	5	0.5	23
Resource Only	Sewell	1,994,000	1,521,000	3,514,000	0	3,514,000	115,000	3,399,000	0	3,514,000	4	0.9	24
Resource Only	Beckley	386,000	0	386,000	0	386,000	0	386,000	0	386,000	-	-	-
Resource Only	Pocahontas 6	0	23,565,000	23,565,000	0	23,565,000	481,000	23,085,000	0	23,565,000	-	-	-
Resource Only	Pocahontas 4	13,276,000	1,474,000	14,750,000	0	14,750,000	0	14,750,000	0	14,750,000	19	0.5	-
Road Fork 52	Pocahontas 3	9,982,000	3,102,000	13,084,000	0	13,084,000	0	13,084,000	7,049,000	6,035,000	10	1.1	20
Total		**28,818,000**	**29,916,000**	**58,734,000**	**0**	**58,734,000**	**596,000**	**58,138,000**	**9,555,000**	**49,179,000**	**12**	**0.9**	**21**

Note(1): Resource tons are ***exclusive*** *of reserve tons.*

Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.

All resources exclusive of reserves are considered on a met market.

Totals may not add due to rounding.

Alpha Metallurgical Resources

2021 SEC Filing - Kepler Properties

Summary of Coal Reserves (Short Tons) • Effective December 31, 2021

Appendix A Table 2

		Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)											Quality (Dry Basis)		
		By Reliability Category			By Mining Type		By Control Type		By Permit Status		By Market				
Mine	Seam	Proven	Probable	Total	Surface	UG	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Sewell #2	Sewell	3,222,000	1,220,000	4,442,000	0	4,442,000	3,000	4,438,000	0	4,442,000	0	4,442,000	3	0.5	24
Sewell #1	Sewell	581,000	3,000	584,000	0	584,000	0	584,000	549,000	34,000	0	584,000	4	0.7	23
Proposed Beckley West Mine	Beckley	419,000	10,000	429,000	0	429,000	0	429,000	0	429,000	0	429,000	4	1.3	-
Proposed Beckley East Mine	Beckley	488,000	0	488,000	0	488,000	0	488,000	0	488,000	0	488,000	4	1.3	-
Road Fork 52 (Pocahontas 3)	Pocahontas 3	18,275,000	13,061,000	31,337,000	0	31,337,000	255,000	31,082,000	19,547,000	11,789,000	0	31,337,000	6	0.9	19
Proposed P3 North	Pocahontas 3	3,846,000	7,486,000	11,332,000	0	11,332,000	0	11,332,000	0	11,332,000	0	11,332,000	6	0.8	20
Grand Total		**26,830,000**	**21,780,000**	**48,610,000**	**0**	**48,610,000**	**258,000**	**48,352,000**	**20,097,000**	**28,514,000**	**0**	**48,610,000**	**5**	**0.8**	**20**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core hole. The combination of surface and inherent moisture is modeled at 6.5-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.

**Volatile Matter analysis is not available for the Beckley seam reserve areas. The Beckley reserves are priced as a Mid-Vol. product.*

Totals may not add due to rounding.

APPENDIX

B

INITIAL ECONOMIC ASSESSMENT, KEPLER RESOURCES
EXCLUSIVE OF RESERVES

Kepler Area
Initial Economic Assessment, Kepler Resources Exclusive of Reserves
Appendix B

	Sewell Wyoming 2 Blocks A,B,D	Sewell Block F	Beckley Block B	P6 Block A	P6 Blocks B,C,D	P6 Blocks F,G	P6 Block H	P4 Blocks A & B
In-Place Resource Tons	5,700,000	1,250,000	390,000	6,300,000	15,070,000	2,200,000	13,080,000	14,750,000
Potentially Recoverable Tons*	2,930,000	570,000	140,000	2,870,000	7,430,000	1,080,000	5,340,000	3,830,000
Mining Method	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM
Assumed Sales Realization at Plant**	$ 125	$ 125	$ 125	$ 125	$ 125	$ 125	$ 125	$ 125
Iniital Capex Estimate to Access Resources***	$ 2,000,000	$ 3,000,000	$ -	$ 5,000,000	$ 5,000,000	$ 5,000,000	$ 2,000,000	$ 30,000,000
Direct Mining Costs:								
Labor****	$ 34.37	$ 40.51	$ 37.50	$ 29.16	$ 31.20	$ 34.74	$ 19.21	$ 32.52
Supplies, Excluding Roof Control	$ 5.73	$ 6.75	$ 6.25	$ 4.86	$ 5.20	$ 5.79	$ 3.20	$ 3.87
Roof Control	$ 6.87	$ 8.10	$ 7.50	$ 5.83	$ 6.24	$ 6.95	$ 3.84	$ 6.97
M&R	$ 8.71	$ 9.48	$ 9.97	$ 7.31	$ 7.84	$ 9.18	$ 7.24	$ 5.12
Power	$ 2.49	$ 2.71	$ 2.85	$ 2.09	$ 2.24	$ 2.62	$ 2.07	$ 1.46
Other	$ 2.49	$ 2.71	$ 2.85	$ 2.09	$ 2.24	$ 2.62	$ 2.07	$ 1.46
Total Direct Cash Costs	$ 60.66	$ 70.26	$ 66.92	$ 51.34	$ 54.96	$ 61.91	$ 37.63	$ 51.41
Transporation, Washing, Environmental & G&A Costs:								
Coal Prep*****	$ 8.71	$ 9.48	$ 9.97	$ 7.31	$ 7.84	$ 9.18	$ 7.24	$ 5.12
Materials Handling	$ 2.49	$ 2.71	$ 2.85	$ 2.09	$ 2.24	$ 2.62	$ 2.07	$ 1.46
Raw Coal Trucking*****	$ 6.42	$ 14.76	$ 10.04	$ 10.28	$ 9.08	$ 17.05	$ -	$ 7.72
Clean Coal Trucking	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25
Enviro******	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
G&A	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
Total Transporation, Washing, Environmental & G&A Costs:	$ 20.87	$ 30.20	$ 26.12	$ 22.92	$ 22.41	$ 32.11	$ 12.56	$ 17.56
Indirect Cash Costs								
Royalty	$ 8.75	$ 8.75	$ 8.75	$ 8.75	$ 8.75	$ 8.75	$ 8.75	$ 8.75
Black Lung Excise Tax	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55
SMCRA	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12
State Severance	$ 2.50	$ 2.50	$ 2.50	$ 2.50	$ 2.50	$ 2.50	$ 2.50	$ 2.50
Property Tax & Insurance	$ 0.50	$ 0.50	$ 0.50	$ 0.50	$ 0.50	$ 0.50	$ 0.50	$ 0.50
Total Indirect Cash Costs	$ 12.42	$ 12.42	$ 12.42	$ 12.42	$ 12.42	$ 12.42	$ 12.42	$ 12.42
Non Cash Costs								
Amoritiztion of Development Capital	$ 0.68	$ 5.25	$ -	$ 1.74	$ 0.67	$ 4.64	$ 0.37	$ 7.84
Depreciation of Initial Equipment and Sustaining Capital	$ 5.00	$ 5.00	$ 5.00	$ 5.00	$ 5.00	$ 5.00	$ 5.00	$ 5.00
Depletion	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
Total Non Cash	$ 6.68	$ 11.25	$ 6.00	$ 7.74	$ 6.67	$ 10.64	$ 6.37	$ 13.84
Total Cash Cost	$ 93.96	$ 112.87	$ 105.46	$ 86.68	$ 89.79	$ 106.45	$ 62.61	$ 81.39
EBITDA	$ 31.04	$ 12.13	$ 19.54	$ 38.32	$ 35.21	$ 18.55	$ 62.39	$ 43.61
Fully Loaded Cost	$ 100.64	$ 124.13	$ 111.46	$ 94.42	$ 96.46	$ 117.09	$ 68.99	$ 95.23
Fully Loaded P&L	$ 24.36	$ 0.87	$ 13.54	$ 30.58	$ 28.54	$ 7.91	$ 56.01	$ 29.77
Passes Resource Iniital Economic Assessment?	YES	YES	YES	YES	YES	YES	YES	YES

*Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages
**Sales relization represents approximate 2-year historicals for Kepler product
***Capex estimate inclusive of site development and seam access, including water, power, etc.
****Labor rates are driven based off of super section productivities assuming 300 to 400 feet per unit shift per section.
*****Processing assumed to occur at Kepler plant, requiring haulage to plant.
******Environmental costs assumed to include permiting, outfall maintenance, etc.

Kepler Initial Economic Assessment Resources Exclusive of Reserves 2-3-22.xlsx • Appendix • 2/17/2022

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APPENDIX

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MAPS

11-1-18 R N STE WE GRADE AND R O A D R A IL OLD FO LK NOR UNNEL T Park Trailer Marianna Mine No.3 Wyoming Mine Strip OLD PORTALS 11-9-18 12-1-18 T panel U panel Sealed Area Sealed Area Sealed Area Sealed Area Wyoming No.2 Mine ER N ST WE O LD AN D NO RF O LK Sewell # 2 Sewell # 1 2 Scale In Miles 0 Data Point Location Map 1 Kepler Area Sewell Seam Alpha Metallurgical Resource, LLC Wyoming County, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Reserve Resource Exclusive of Reserve Previous Underground Mining N Beckley West Beckley East 3000' Scale In Feet 0 Data Point Location Map 2 Kepler Area Beckley Seam Alpha Metallurgical Resource, LLC Wyoming County, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Reserve Resource Exclusive of Reserve Previous Underground Mining N

Tralee No. 1 Mine Extractors No. 1 Mine G&A No. 2 Mine Joe Branch No. 1 Mine Wyoming No. 1 Mine Joe Branch No.2 Mine Still Run No. 3 Mine 1 Scale In Miles 0 Data Point Location Map 3 Kepler Area Pocahontas No. 6 Seam Alpha Metallurgical Resource, LLC Wyoming County, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Resource Exclusive of Reserve Previous Underground Mining N Park Trailer 3000' Scale In Feet 0 Data Point Location Map 4 Kepler Area Pocahontas No. 4 Seam Alpha Metallurgical Resource, LLC Wyoming & McDowell Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Resource Exclusive of Reserve Previous Underground Mining N

20 R R R RR R R R R R R R R RR R 5 Right Off 3 South Mains DH dh dh dh dh well bor e locate d OLD LONGWALL SECTION "F AU LT " 5 10 40 R R 9 10 11 13 14 15 16 17 18 SEAL 2 SEAL 1 SEAL 3 SE AL 4 SE AL 5 SE AL 6 SE AL 7 SE AL 8 D D D D D D D D D R R R R R DD R R R R R R R R R R D R R WT 12 R R R R R R R R R R R R R R R R R RR R R RRRRRR R R R R R R R R R R R R R R R R R R R R R R R R 19 Seals 19-29 22 23 24 25 27 28 29 35 36 373839 40 41 42 43 44 45 Seals 30-34 Seals 35-39 Seals 40-49 R R R R D D R RR R R 20 21 26 34 33 32 31 30 49 WT 48 47 46 DD R WT R D D RR R well bor e locate d 1 5 10 15 20 25 30 R N STE WE GRADE AND R O A D R A IL OLD FO LK NOR UNNEL T Alpha Land and Reserves LLC (Lessee) Heartwood Forestland Fund III, L.P. (Lessor) Pinnacle Mine (Road Fork 51) Guyandotte Energy Mine Road Fork 52 Mine P3 North Road Fork 52 1.5 Scale In Miles 0 Data Point Location Map 5 Kepler Area Pocahontas No. 3 Seam Alpha Metallurgical Resource, LLC Wyoming & McDowell Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Reserve Resource Exclusive of Reserve Previous Underground Mining N